As filed with the Securities and Exchange Commission on May 7, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Expedia Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number)	20-2705720 (IRS Employer Identification Number)
[SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE]
1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)
Robert J. Dzielak, Esq.
Chief Legal Officer and Secretary
Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Stagliano, Esq.
Neil M. Snyder, Esq.
Kathryn Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000
Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.600% Senior Notes due 2023	$500,000,000	100%	$500,000,000	$54,550
Guarantees of the 3.600% Senior Notes due 2023(2)	—	—	—	(3)
4.625% Senior Notes due 2027	$750,000,000	100%	$750,000,000	$81,825
Guarantees of the 4.625% Senior Notes due 2027(2)	—	—	—	(3)
2.950% Senior Notes due 2031	$1,000,000,000	100%	$1,000,000,000	$109,100
Guarantees of the 2.950% Senior Notes due 2031(2)	—	—	—	(3)

(1)
Calculated pursuant to Rule 457(f) under the Securities Act.

(2)
The entities listed on the Table of Subsidiary Guarantor Registrants on the following page have guaranteed the notes being registered hereby.

(3)
No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS
Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
BedandBreakfast.com, Inc.	CO	4700	45-0489609
CarRentals.com, Inc.	NV	4700	35-2519390
Cruise, LLC	WA	4700	47-3225083
EAN.com, LP	DE	4700	42-1612329
Egencia LLC	NV	4700	02-0629848
Expedia Group Commerce, Inc.	DE	4700	35-2650158
Expedia, Inc.	WA	4700	91-1996083
Expedia LX Partner Business, Inc.	DE	4700	81-0854713
Higher Power Nutrition Common Holdings, LLC	DE	4700	20-5112832
HomeAway Software, Inc.	DE	4700	27-3481581
HomeAway.com, Inc.	DE	4700	20-2208029
Hotels.com GP, LLC	TX	4700	75-2942059
Hotels.com, L.P.	TX	4700	75-2942061
Hotwire, Inc.	DE	4700	74-2938016
HRN 99 Holdings, LLC	NY	4700	13-4179783
Interactive Affiliate Network, LLC	DE	4700	42-1612328
LEMS I LLC	DE	4700	84-2926169
LEXE Marginco, LLC	DE	4700	00-0000000
LEXEB, LLC	DE	4700	00-0000000
Liberty Protein, Inc.	DE	4700	26-1632511
Neat Group Corporation	DE	4700	01-0774064
O Holdings Inc.	DE	4700	61-1463518
Orbitz Financial Corp.	DE	4700	26-2353363
Orbitz for Business, Inc.	DE	4700	20-5280097
Orbitz, Inc.	DE	4700	52-2237052
Orbitz, LLC	DE	4700	36-4349713
Orbitz Travel Insurance Services, LLC	DE	4700	30-0452979
Orbitz Worldwide, Inc.	DE	4700	20-5337455
Orbitz Worldwide, LLC	DE	4700	26-0331198
OWW Fulfillment Services, Inc.	TN	4700	62-1149420
Travelscape, LLC	NV	4700	88-0392667
Trip Network, Inc.	DE	4700	22-3768144
VRBO Holdings, Inc.	DE	4700	81-1215345
WWTE, Inc.	NV	4700	20-3014378

*
All subsidiary guarantor registrants have the following principal executive office:

c/o Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 7, 2021
PRELIMINARY PROSPECTUS
EXCHANGE OFFERS FOR NEW NOTES SET FORTH BELOW
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
ANY AND ALL CORRESPONDING OUTSTANDING OLD NOTES
SET FORTH OPPOSITE BELOW
New Notes	Old Notes
$500,000,000 3.600% Senior Notes due 2023 (CUSIP: 30212PBJ3)	$500,000,000 3.600% Senior Notes due 2023 (CUSIP: 30212PAZ8 and U3010DAK6)
$750,000,000 4.625% Senior Notes due 2027 (CUSIP: 30212PBK0)	$750,000,000 4.625% Senior Notes due 2027 (CUSIP: 30212PBB0 and U3010DAL4)
$1,000,000,000 2.950% Senior Notes due 2031 (CUSIP: 30212PBH7)	$1,000,000,000 2.950% Senior Notes due 2031 (CUSIP: 30212PBF1, 30212PBF1 and U3010DAM2)
Expedia Group, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to (1) $500,000,000 of our 3.600% Senior Notes due 2023 (the “2023 exchange notes”) for an equal principal amount of our outstanding 3.600% Senior Notes due 2023 (the “old 2023 notes”), (2) $750,000,000 of our 4.625% Senior Notes due 2027 (the “2027 exchange notes”) for an equal principal amount of our outstanding 4.625% Senior Notes due 2027 (the “old 2027 notes”) and (3) $1,000,000,000 of our 2.950% Senior Notes due 2031 (the “2031 exchange notes” and together with the 2023 exchange notes and 2027 exchange notes, the “exchange notes”) for an equal principal amount of our outstanding 2.950% Senior Notes due 2031 (the “old 2031 notes” and together with the old 2023 notes and the old 2027 notes, the “old notes,” and the old notes together with the exchange notes, the “notes”). The exchange notes will represent the same debt as the old notes and we will issue the exchange notes under the same indentures as the old notes.
Each of the exchange offers expires at 5:00 p.m., New York City time, on           , 2021, unless extended.
Terms of the Exchange Offers
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We will issue exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offers.

•
You may withdraw tendered old notes at any time prior to the expiration of the exchange offers.

•
The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

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Certain of our subsidiaries, which are the same subsidiaries that guarantee the old notes, will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the exchange notes (the “guarantee”). These guarantees of the exchange notes will be unsecured, unsubordinated obligations of the Subsidiary Guarantors (as hereinafter defined). Certain additional subsidiaries may be required to guarantee the exchange notes, and the guarantees of the Subsidiary Guarantors will terminate, in each case in the circumstances described under “Description of the Exchange Notes — Guarantees.”

•
The exchange of old notes for exchange notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Considerations.”

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There is no currently existing trading market for the exchange notes to be issued, and we will not apply for listing on any securities exchange or to seek quotation on any automated dealer quotation system.

See “Risk Factors” beginning on page 11 for a discussion of the factors you should consider in connection with the exchange offers.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal relating to the exchange offers states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. See “Plan of Distribution.”
The date of this prospectus is                 , 2021.

Expedia Group, Inc. is a Delaware corporation. The mailing address of our principal executive offices is 1111 Expedia Group Way W., Seattle WA 98119, and our telephone number at that location is (206) 481-7200.
In this prospectus, unless we indicate otherwise or the context requires, “we,” “us,” “our,” “it,” the “Issuer,” the “Company” and “Expedia” refer to Expedia Group, Inc., a Delaware corporation (and not its consolidated subsidiaries); the term “Subsidiary Guarantors” refers to those subsidiaries of the Company that guarantee the exchange notes and the old notes; the term “Expedia Group” refers to the Company and its consolidated subsidiaries (including the Subsidiary Guarantors); and “notes” collectively refers to the old notes and the exchange notes.
We have not authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information contained in or incorporated by reference into this prospectus is accurate as of the date of the document containing such information regardless of the time of any offer of the exchange notes. The business, financial condition, results of operations or cash flows of Expedia Group and its consolidated subsidiaries may have changed since such date.

Information Incorporated by Reference
The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus (excluding in each case information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):
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Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 12, 2021 (including the portions of our proxy statement on Schedule 14A incorporated by reference therein);

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 7, 2021; and

•
Current Reports on Form 8-K filed on January 12, 2021, February 16, 2021, February 17, 2021, February 19, 2021, February 26, 2021, March 3, 2021, and April 7, 2021.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:
Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, WA 98119
(206) 481-7200
To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than           , 2021. In the event that we extend the exchange offers, you must submit your request at least five business days before the expiration date of the exchange offers, as extended. We may extend the exchange offers in our sole discretion. See “Exchange Offers” for more detailed information.
Except as expressly provided above, no other information is incorporated by reference into this prospectus.

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Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-4 (No. 333-      ) under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the exchange notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. In addition, the Company makes available, free of charge through its website at www.expediagroupinc.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including related amendments) as soon as reasonably practicable after they have been electronically filed with (or furnished to) the SEC.
Neither the information on the Company’s website, nor the information on the website of any Expedia Group business, is incorporated by reference in this prospectus, or in any other filings with, or in any other information furnished or submitted to, the SEC.
Forward-Looking Information
This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, Part I, Item 1A, “Risk Factors,” as well as those discussed in the Risk Factors section and elsewhere in this prospectus. The ongoing global coronavirus (COVID-19) pandemic, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

ii

Summary
This summary highlights information that is contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the information in the section entitled “Risk Factors” and our financial statements and the related notes thereto and other financial data included elsewhere in this prospectus, as well as the information incorporated by reference into this prospectus.
Our Company
Expedia Group, Inc. is an online travel company, and our mission is to power global travel for everyone, everywhere. We believe travel is a force for good. Travel is an essential human experience that strengthens connections, broadens horizons and bridges divides. We leverage our supply portfolio, platform and technology capabilities across an extensive portfolio of consumer brands, and provide solutions to our business partners, to empower travelers to efficiently research, plan, book and experience travel. We seek to grow our business through a dynamic portfolio of travel brands, including our majority-owned subsidiaries, that feature a broad multi-product supply portfolio — with approximately 3.0 million lodging properties available, including over 2 million online bookable alternative accommodations listings and approximately 880,000 hotels, over 500 airlines, packages, rental cars, cruises, insurance, as well as activities and experiences across 200 countries and territories. Travel suppliers distribute and market products via our desktop and mobile offerings, as well as through alternative distribution channels, our business partnerships and our call centers in order to reach our extensive global audience. In addition, our advertising and media businesses help other businesses, primarily travel providers, reach a large multi-platform audience of travelers around the globe.
Our portfolio of brands includes:
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Retail: Our Retail segment provides a full range of travel and advertising services to our worldwide customers through a number of consumer brands that target a variety of customer segments and geographic regions with tailored offerings. Our portfolio of retail brands include:

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Brand Expedia, a leading full-service online travel brand with localized websites in over 40 countries covering 27 languages offers a wide selection of travel products and services;

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Hotels.com, a marketing lodging accommodations provider with 90 localized websites worldwide in 41 languages worldwide and market leading mobile apps on all major platforms;

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Vrbo (previously HomeAway), operates an online marketplace for the alternative accommodations industry, the portfolio of which includes the vacation rental website Vrbo, which operates localized websites around the world, and HomeAway;

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Orbitz, connects travelers to the world by providing the best planning tools and travel rewards just for going;

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CheapTickets, gives customers more ways to save on their next trip with last minute deals and discounts, and event tickets to top concerts, theater, sporting events and more;

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Travelocity, a pioneer in the online travel industry and its famous Roaming Gnome encourage travelers in the United States and Canada to “Wander Wisely™”;

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Ebookers, a leading online EMEA travel agent offering travelers an array of travel options across flights, accommodations, packages, car hire providers and destination activities;

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Wotif Group, a leading Australian online travel agent, comprised of the Wotif.com, lastminute.com.au and travel.com.au brands in Australia, and Wotif.co.nz and lastminute.co.nz in New Zealand is the go-to for local travel and is committed to supporting the Australian tourism industry, destination marketing organizations and tourism operators to help attract tourists to their region;

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Hotwire, offers a travel booking service that matches flexible, value-oriented travelers with suppliers who have excess seats, rooms and cars they offer at lower rates than retail. Hotwire’s

Hot Rate® Hotels, Hot Rate® Cars and Hot Rate® Flights offer travelers an extra low price as the supplier name is not revealed until after the traveler books and pays;
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CarRentals.com, an online car rental marketing and retail firm offers a diverse selection of car rentals direct to consumers. CarRentals.com is able to provide our customers choices across the globe and help our supply partners expand their marketing reach;

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Expedia Cruises, North America’s leading cruise specialist, provides a full range of travel products through its network of independently owned retail travel franchises. With over 285 points of sale across North America and a team of over 5,400 professionally-trained vacation consultants, the franchise company has been recognized as a top seller with every major cruise line and is consistently ranked as a top-rated franchise organization year after year.

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B2B. Our B2B segment encompasses our Expedia Business Services organization, which has two components:

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Expedia Partner Solutions is the partner-focused arm of Expedia Group and partners with businesses in over 70 countries across a wide range of travel and non-travel verticals including corporate travel management, airlines, travel agents, online retailers and financial institutions, who market Expedia Group rates and availabilities to their travelers;

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Egencia, our full-service travel management company, offers travel products and services to businesses and their corporate travelers. Egencia maintains a global presence in more than 60 countries across North America, Europe and Asia Pacific and provides, among other things, a global technology platform coupled with assistance from expert travel consultants, relevant supply targeted at business travelers, and consolidated reporting for its clients;

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Trivago. Our trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers by giving travelers access to price comparisons from hundreds of booking websites for over 5.0 million hotels and other accommodations, including over 3.8 million units of alternative accommodations, in over 190 countries. Officially launched in 2005, trivago is a leading global brand in hotel search and can be accessed worldwide via 54 localized websites and apps in 32 languages.

Recent Developments
On May 4, 2021, we announced that American Express Global Business Travel (“GBT”) has made a binding offer to acquire Egencia LLC (“Egencia”), our corporate travel arm included within our B2B segment. As part of the transaction, the Company would become an approximately 14% shareholder in, and enter a 10-year lodging supply agreement with, GBT. The proposed deal is subject to consultation by the Company and Egencia with their applicable employee representatives, as well as customary closing conditions including regulatory approvals. It is anticipated that the proposed deal would close in nine to twelve months from time of the binding offer. We expect that Egencia will no longer guarantee the notes following the consummation of the transaction.
Expedia’s shares of common stock are traded on the NASDAQ Global Select Market under the ticker symbol “EXPE.”
The address of Expedia’s principal executive offices is 1111 Expedia Group Way W., Seattle, WA 98119. Expedia’s telephone number is (206) 481-7200.

Summary Terms of the Exchange Offers
Set forth below is a brief summary of some of the principal terms of the exchange offers. In this summary of the offering, “we,” “us,” “our,” “Expedia Group,” the “Issuer” and the “Company” refer only to Expedia Group, Inc. and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled “Exchange Offers” later in this prospectus for a more detailed description and understanding of the terms of the exchange notes.
The Exchange Offers
We are offering to exchange:
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the old 2023 notes for a like principal amount of the 2023 exchange notes;

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the old 2027 notes for a like principal amount of the 2027 exchange notes; and

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the old 2031 notes for a like principal amount of the 2031 exchange notes.

The exchange notes will be identical in all material respects to the old notes for which they will have been exchanged, except that the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends, the exchange notes will not be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.
Expiration of the Exchange Offers; Withdrawal of
Tender
Each of the exchange offers will expire at 5:00 p.m., New York City time, on       , 2021, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offers. You may withdraw your tender of old notes in the exchange offers at any time before the expiration of the exchange offers. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offers.
Conditions to the Exchange
Offers
The exchange offers are not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offers are subject to customary conditions, which we may waive. See “Exchange Offers — Conditions” for more information regarding the conditions to the exchange offers.
Procedures for Tendering Notes
To tender old notes held in book-entry form through the Depository Trust Company, or “DTC,” you must transfer your old notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or “ATOP” system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
•
any exchange notes to be received by you will be acquired in the ordinary course of your business;

•
you have no arrangement, intent or understanding with any person to participate in the distribution of the exchange notes (within the meaning of the Securities Act);

•
you are not engaged in and do not intend to engage in a distribution of the exchange notes (within the meaning of the Securities Act);

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you are not our “affiliate” (as defined in Rule 405 under the Securities Act); and

•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver or make available a prospectus in connection with any resale of the exchange notes.

Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offers, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration of the exchange offers.
If you are a beneficial owner that holds old notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your old notes, contact Euroclear or Clearstream directly to ascertain the procedure for tendering old notes and comply with such procedure.
See “Exchange Offers — Procedures for Tendering.”
Guaranteed Delivery
Procedures
If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under “Exchange Offers — Guaranteed Delivery Procedures.”
Consequences of Failure to Exchange
Any old notes that are not tendered in the exchange offers, or that are not accepted in the exchange offers, will remain subject to the restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offers, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See “Exchange Offers — Consequences of Failure to Tender.”
Certain U.S. Federal Income Tax Considerations
The exchange of old notes for exchange notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”
Transferability
Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offers without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under “Exchange Offers — Procedures for Tendering”). However, any holder of old notes who:
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is one of our “affiliates” (as defined in Rule 405 under the Securities Act),

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does not acquire the exchange notes in the ordinary course of business,

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distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the exchange notes as part of the exchange offers, or

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is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act, will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offers and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.
Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offers. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.
Each broker-dealer that receives exchange notes for its own account under the exchange offers in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Use of Proceeds
We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offers.
Exchange Agent
U.S. Bank National Association is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth under “Exchange Offers — Exchange Agent.”

Summary Terms of the Exchange Notes
Set forth below is a brief summary of some of the principal terms of the exchange notes. In this summary of the offering, “we,” “us,” “our,” “Expedia Group,” the “Issuer,” and the “Company” refer only to Expedia Group, Inc. and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled “Description of the Exchange Notes” later in this prospectus for a more detailed description and understanding of the terms of the exchange notes.
The exchange notes will be identical in all material respects to the old notes for which they will have been exchanged, except:
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the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends,

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the exchange notes will not be entitled to registration rights, and

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the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Issuer
Expedia Group, Inc., a Delaware corporation.
Guarantees
The exchange notes will be fully and unconditionally guaranteed by the Subsidiary Guarantors, which include each of our subsidiaries that guarantees the old notes and our existing 2.500% Senior Notes due 2022, 4.500% Senior Notes due 2024, 6.250% Senior Notes due 2025, 5.000% Senior Notes due 2026, 3.800% Senior Notes due 2028, 3.25% Senior Notes due 2030 and 0% Convertible Senior Notes due 2026 (collectively, the “Existing Notes”) and that is either a domestic borrower or guarantor under our Amended and Restated Credit Agreement, dated as of May 5, 2020 (as amended prior to the date hereof, the “Credit Facility”). Additional subsidiaries will be required to guarantee the exchange notes, and the guarantees of the Subsidiary Guarantors with respect to the exchange notes will terminate, in each case in the circumstances set forth under “Description of the Exchange Notes — Guarantees.” As set forth in the section entitled “Summarized Financial Information for Guarantors and the Issuer of Guaranteed Securities” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, which is incorporated by reference into this prospectus, as of and for the three months ended March 31, 2021, the Issuer and the Subsidiary Guarantors accounted for approximately $18.4 billion, or 84.1%, of our total consolidated assets and accounted for approximately $1.1 billion, or 85.6%, of our total consolidated revenue.
Securities Offered
$500,000,000 aggregate principal amount of 3.600% Senior Notes due 2023 (the “2023 exchange notes”).
$750,000,000 aggregate principal amount of 4.625% Senior Notes due 2027 (the “2027 exchange notes”).
$1,000,000,000 aggregate principal amount of 2.950% Senior Notes due 2031 (the “2031 exchange notes” and, together with the 2023 exchange notes and the 2027 exchange notes, the “exchange notes”).
Maturity
The 2023 exchange notes will mature on December 15, 2023.
The 2027 exchange notes will mature on August 1, 2027.
The 2031 exchange notes will mature on March 15, 2031.

Interest
The 2023 exchange notes will accrue interest at 3.600% per annum, the 2027 exchange notes will accrue interest at 4.625% per annum and the 2031 exchange notes will accrue interest at 2.950% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021, with respect to the 2023 exchange notes, February 1 and August 1 of each year, beginning on August 1, 2021, with respect to the 2027 exchange notes, and March 15 and September 15 of each year, beginning on September 15, 2021, with respect to the 2031 exchange notes, in each case subject to adjustment as described in “Description of the Exchange Notes — Interest Rate Adjustment.”
Interest Rate Adjustment
The interest rate payable on each series of exchange notes will be subject to adjustment based on certain rating events. See “Description of the Exchange Notes — Interest Rate Adjustment.”
Ranking
The exchange notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsubordinated and unsecured obligations, including the Existing Notes. So long as the guarantees are in effect, each Subsidiary Guarantor’s guarantee will be the unsecured, unsubordinated obligation of such Subsidiary Guarantor and will rank equally in right of payment with each other and with all of such Subsidiary Guarantor’s existing and future unsubordinated and unsecured obligations, including such Subsidiary Guarantor’s guarantees of the Existing Notes. The exchange notes and the guarantees will be effectively subordinated to our and the Subsidiary Guarantors’ existing and future secured indebtedness, including a portion of the indebtedness under the Credit Facility, up to the extent of the value of the collateral securing such indebtedness. The collateral securing our Credit Facility consists of substantially all of our assets and the assets of the Subsidiary Guarantors under such facility (subject to certain exceptions, including for our new headquarters located in Seattle, WA). As of March 31, 2021, our total consolidated indebtedness was $8.5 billion, and we had no borrowed amounts outstanding and $15 million of outstanding letters of credit under the Credit Facility and no borrowed amounts outstanding under the Foreign Credit Facility (as defined below). In addition, the exchange notes and the guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors and of those Subsidiary Guarantors whose guarantees of the exchange notes are released or terminated, including, without limitation, the obligations of such subsidiaries under our Credit Agreement, dated as of August 5, 2020 (as amended prior to the date hereof, the “Foreign Credit Facility”).
Optional Redemption
At our option, we may redeem all or part of either or both series of exchange notes at any time or from time to time, prior to their maturity. If we elect to redeem the 2023 exchange notes prior to November 15, 2023 (the date that is one month prior to the maturity date of the 2023 exchange notes), the 2027 exchange notes prior to May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes) or the 2031 exchange notes prior to December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes), we will pay a redemption price in respect of the exchange notes to be redeemed at a specified “make-whole” premium as described under “Description of the Exchange Notes — Optional Redemption,” plus accrued and unpaid interest thereon to but excluding the redemption date.
If we elect to redeem the 2023 exchange notes on or after November 15, 2023 (the date that is one month prior to the maturity date of the 2023 exchange notes), the 2027 exchange notes on or after May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes) or the 2031 exchange notes on or after December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes), we will pay a redemption price equal to 100% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.
Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus), each holder of exchange notes will have the right to require us to repurchase such holder’s exchange notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. See “Description of the Exchange Notes — Change of Control.”
Certain Covenants
The indenture that governs the 2023 exchange notes, the indenture that governs the 2027 exchange notes and the indenture that governs the 2031 exchange notes (together, the “indentures”), as applicable, contain covenants limiting (i) our ability and our subsidiaries’ ability to create certain liens and enter into sale and lease-back transactions and (ii) our ability and each Subsidiary Guarantor’s ability to consolidate or merge with, or convey, transfer or lease all or substantially all of our or its assets to, another person.
However, each of these covenants is subject to certain exceptions. You should read “Description of the Exchange Notes — Covenants” for a description of these covenants.
Form and Denomination
We will issue the exchange notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the exchange notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold a beneficial interest in one or more of the exchange notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated exchange notes.
Further Issuances
We may create and issue additional notes having the same terms as, and ranking equally with, the 2023 exchange notes and the old 2023 notes, the 2027 exchange notes and the old 2027 notes and the 2031 exchange notes and the old 2031 notes, respectively, in all respects (or in all respects except for the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto). These additional notes will be treated as a single class with the 2023 exchange notes and the old 2023 notes, the 2027 exchange notes and the old 2027 notes and the 2031 exchange notes and old 2031 notes, respectively, including for purposes of waivers, amendments and redemptions.

Governing Law
The indentures governing the exchange notes are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.
Absence of a Public Market for the Exchange Notes
The exchange notes generally are freely transferable but are also new securities for which there is not initially an existing trading market. There can be no assurance as to the development or liquidity of any market for the exchange notes. We will not apply for listing of the exchange notes on any securities exchange or to seek quotation of the exchange notes on any automated dealer quotation system.
Risk Factors
See “Risk Factors” beginning on page 11 for a discussion of some of the key factors you should carefully consider before deciding to exchange your old notes for exchange notes.

Risk Factors
You should consider carefully various risks, including those described below and all of the information about risks included in the documents incorporated by reference in this prospectus, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 along with the information provided elsewhere in this prospectus. These risks could adversely and materially affect our ability to meet our obligations under the exchange notes, and you, under the circumstances described in this section, could lose all or part of your investment in, and fail to achieve the expected return on, the exchange notes.
The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks that are unknown to us or that we currently deem immaterial and risks and uncertainties generally applicable to companies that have recently undertaken transactions similar to the exchange offers, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the exchange notes.
For a discussion of risks relating to our business, see “Risk Factors” in Part 1, Item 1A, in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. The risk factors described below and the risks relating to our business incorporated by reference herein could materially impact our business, financial condition and results of operations.
Risks Related to the Exchange Notes and the Exchange Offers
We may not be able to generate sufficient cash to service all of our indebtedness. We may be forced to take other actions to satisfy our obligations under our indebtedness or we may experience a financial failure.
Our ability to make scheduled payments on or to refinance our debt obligations, including the exchange notes, the Existing Notes and our obligations under our Credit Facility and our Foreign Credit Facility, will depend on our financial and operating performance, which has been significantly impacted by the ongoing COVID-19 pandemic and is subject to other prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will achieve and maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes, the Existing Notes, our Credit Facility and our Foreign Credit Facility, especially in light of the fact that, as a result of the COVID-19 pandemic and the measures implemented to contain it, we are currently experiencing significant declines in new travel bookings and higher refund obligations to customers, which is negatively impacting cash flow, and we could face incremental pressure on cash flow if the COVID-19 pandemic worsens again and strict government travel restrictions and quarantine orders are put back in place globally. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the exchange notes, the Existing Notes, our Credit Facility and our Foreign Credit Facility. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or obtain sufficient proceeds from those dispositions to meet our debt service and other obligations then due.
We may incur additional indebtedness.
We may incur substantial additional indebtedness in the future. Pursuant to the terms of the Credit Facility, the Company and its subsidiaries that are borrowers or guarantors of the Credit Facility have granted liens on substantially all of their assets, subject to certain exceptions and limitations, to secure a portion of the obligations under the Credit Facility, which secured obligations are effectively senior in priority to the exchange notes and our Existing Notes to the extent of the value of such collateral. We are permitted to incur additional secured indebtedness subject to specified limitations, which indebtedness would be effectively senior in priority to the exchange notes and our Existing Notes. The Foreign Credit Facility is an

obligation of certain of our subsidiaries that will not guarantee the exchange notes and do not guarantee our Existing Notes and, accordingly, such obligations will be or are structurally senior to the exchange notes and our Existing Notes to the extent of the assets of the applicable subsidiaries. Moreover, if conditions related to the COVID-19 pandemic persist or worsen, we may be required to raise additional debt and/or financing in the short term to further bolster our liquidity, and we may need to incur additional debt financing in the future in order to maintain adequate liquidity for our business. There can be no assurance that such financing will be available on attractive terms or at all. Furthermore, certain investment agreements, dated as of April 23, 2020 (the “Investment Agreements”) under which we issued in a private placement on May 5, 2020 (the “May Private Placement”) shares of our Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and warrants to purchase our common stock to each of AP Fort Holdings, L.P., an affiliate of Apollo Global Management, Inc. (the “Apollo Purchaser”) and SLP Fort Aggregator II, L.P. and SLP V Fort Holdings II, L.P., affiliates of Silver Lake Group, L.L.C. (together, the “Silver Lake Purchasers”) include certain participation rights for the Apollo Purchaser and Silverlake Purchasers in offerings of equity securities or securities convertible into equity securities. In addition, the certificates of designation that govern the terms of our Series A Preferred Stock contain certain restrictions on our ability to issue shares of capital stock that rank senior or pari passu to our Series A Preferred Stock, without the approval of the holders of at least two-thirds of the Series A Preferred Stock, voting together as a separate class. Such rights and restrictions could impede us from obtaining additional equity financing, even if the terms of such financing are favorable, and therefore could limit our ability to strengthen our financial position and/or liquidity position. Any debt financing we may seek may include secured indebtedness.
We have significant indebtedness, including secured indebtedness, which could adversely affect our business and financial condition and prevent us from fulfilling our obligations under our outstanding indebtedness and the exchange notes.
As of March 31, 2021, our total consolidated indebtedness was $8.5 billion, and we had no borrowed amounts outstanding and $15 million of outstanding letters of credit under the Credit Facility and no borrowed amounts outstanding under the Foreign Credit Facility. Indebtedness under the Foreign Credit Facility will be structurally senior to the exchange notes and the guarantees. Our indebtedness could have important consequences for you. For example, it could:
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make it difficult for us to satisfy our obligations with respect to the exchange notes and our Existing Notes;

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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

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make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

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limit our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

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place us at a competitive disadvantage compared to our competitors that have less debt; and

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limit our ability to borrow additional funds or to borrow funds at rates or on other terms we find acceptable.

It is possible that we may need to incur additional indebtedness in the future, in the ordinary course of business or otherwise. The agreements governing our indebtedness allow, and future debt instruments may allow, us to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the risks described above could intensify. In addition, the interest rate payable on our 9.5% Series A preferred stock could increase by 100 to 300 basis points if, as a result of certain additional borrowings (subject to certain exceptions), our leverage ratio under the credit agreement exceeds 5 to 1.
The agreements governing our indebtedness contain various covenants that limit our discretion in the operation of our business and also require us to meet financial maintenance tests and other covenants. The failure to comply with such tests and covenants could have a material adverse effect on us.
The agreements governing our indebtedness contain and future debt instruments may contain various covenants, including those that restrict our ability to, among other things:

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borrow money, and guarantee or provide other support for indebtedness of third parties, including guarantees;

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pay dividends on, redeem or repurchase our capital stock;

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enter into certain asset sale transactions, including partial or full spin-off transactions;

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enter into secured financing arrangements;

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acquire businesses of, or make investments in, third parties;

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move assets among our subsidiaries or restructure our group;

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enter into sale and leaseback transactions; and

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enter into unrelated businesses.

These covenants may limit our ability to effectively operate our businesses.
In addition, the Credit Facility and the Foreign Credit Facility require that we meet certain financial maintenance tests, including (i) to maintain minimum liquidity of $300 million prior to December 31, 2021 and (ii) on and after December 31, 2021, to maintain a specified maximum leverage ratio test.
Any failure to comply with the restrictions of the Credit Facility and/or the Foreign Credit Facility or any agreement governing our other indebtedness may result in an event of default under those agreements. Such default may allow the creditors to accelerate the related debt, which acceleration may trigger cross-acceleration or cross-default provisions in other debt. In addition, lenders may be able to terminate any commitments they had made to supply us with further funds (including periodic rollovers of existing borrowings).
We may not be able to repurchase the exchange notes upon a change of control triggering event.
We may not be able to repurchase the exchange notes upon a change of control triggering event because we may not have sufficient funds. Upon a change of control triggering event, holders of the exchange notes may require us to make an offer to purchase the exchange notes at a purchase price equal to 101% of the principal amount of the exchange notes plus accrued and unpaid interest, if any, to the purchase date.
The occurrence of a change of control triggering event itself would constitute an event of default under our Credit Facility and our Foreign Credit Facility, and could constitute an event of default under agreements governing our future indebtedness. Our failure to purchase tendered exchange notes of a series upon a change of control triggering event would result in an event of default under the applicable indenture governing such exchange notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a change of control triggering event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness.
In addition, you may not be entitled to require us to repurchase the exchange notes of series under the change of control provisions in the applicable indenture in the event of certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “change of control” under such indenture, even if such event is accompanied by a “ratings event” under such indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “change of control” that would potentially trigger our obligation to repurchase the exchange notes. If an event occurs that does not constitute a “change of control,” as defined in the applicable indenture, we will not be required to make an offer to repurchase the exchange notes and you may be required to continue to hold your exchange notes despite the event.
The definition of “change of control” includes a disposition of all or substantially all of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of exchange notes may require the Company to make an offer to repurchase the exchange notes. See “Description of the Exchange Notes — Change of Control.”
Our holding company structure may impact your ability to receive payment on the exchange notes.
We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness, including the exchange notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are Subsidiary Guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the exchange notes or to make funds available for that purpose. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Further, while the Subsidiary Guarantors will fully and unconditionally guarantee the exchange notes, such guarantees could be rendered unenforceable for the reasons described below under “— The guarantees may be unenforceable due to fraudulent conveyance statutes, and accordingly, you could have no claim against the Subsidiary Guarantors.”
Effective subordination of the exchange notes and the guarantees to our and our guarantors’ existing and future secured indebtedness and/or structurally senior indebtedness, including indebtedness under the Credit Facility and the Foreign Credit Facility, may reduce amounts available for payment of the exchange notes and the guarantees.
The exchange notes and the guarantees are unsecured. Accordingly, the exchange notes will be effectively subordinated to all of the Company’s existing and future secured obligations and, so long as the guarantees are in effect, a Subsidiary Guarantor’s guarantees will be effectively subordinated to all of that Subsidiary Guarantor’s existing and future secured obligations, including a portion of the indebtedness under the Credit Facility, in each case, up to the extent of the value of the collateral securing such indebtedness. The collateral securing the Credit Facility consists of substantially all of our assets and the assets of the Subsidiary Guarantors under such facility (subject to certain exceptions, including for our new headquarters located in Seattle, WA). In the event of a bankruptcy, liquidation or similar proceeding, or if payment under any secured obligation is accelerated, claims of any secured creditors, including the lenders under the Credit Facility, will be prior to any claim of the holders of the exchange notes. After the claims of the secured creditors are satisfied there may not be assets remaining to satisfy our obligations under the exchange notes or the guarantees. As of March 31, 2021, our total consolidated indebtedness was $8.5 billion, and we had no borrowed amounts outstanding and $15 million of outstanding letters of credit under the Credit Facility and no borrowed amounts outstanding under the Foreign Credit Facility. The indentures governing the exchange notes will will not prohibit us from incurring additional senior debt or secured debt, subject to certain limitations, nor will they prohibit any of our subsidiaries from incurring additional liabilities.
The exchange notes and the guarantees will also be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries that are not Subsidiary Guarantors and of those Subsidiary Guarantors whose guarantees of the exchange notes are released or terminated, including, without limitation, the obligations of such subsidiaries under the Foreign Credit Facility. Except to the extent that the Company or a Subsidiary Guarantor is a creditor with recognized claims against our other subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our other subsidiaries will have priority with respect to the assets of such subsidiaries over the Company’s and the Subsidiary Guarantors’ rights as owners of such other subsidiaries (and therefore the claims of our creditors, including holders of the exchange notes). As set forth in the section entitled “Summarized Financial Information for Guarantors and the Issuer of Guaranteed Securities” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, which is incorporated by reference into this prospectus, as of and for the three months ended March 31, 2021, the Issuer and the Subsidiary Guarantors accounted for approximately $18.4 billion, or 84.1%, of our total consolidated assets and accounted for approximately $1.1 billion, or 85.6%, of our total consolidated revenue.
The guarantees may be unenforceable due to fraudulent conveyance statutes, and accordingly, you could have no claim against the Subsidiary Guarantors.
The obligations of each Subsidiary Guarantor under its guarantee will be limited with the intent to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, a court could, under fraudulent conveyance law, subordinate or void the guarantee of any Subsidiary Guarantor if it found that such guarantee was incurred with actual intent to hinder, delay or defraud creditors, or such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and that the guarantor was any of the following:
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insolvent or rendered insolvent because of the guarantee;

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engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

If a court were to void the guarantee of a Subsidiary Guarantor as a fraudulent conveyance, or hold it unenforceable for any other reason, holders of the exchange notes would cease to have a claim against that Subsidiary Guarantor and would be creditors solely of us and any Subsidiary Guarantor whose guarantee was not voided or held unenforceable.
The guarantees will be released under certain circumstances.
The exchange notes will be guaranteed by any Subsidiary Guarantor for so long as such Subsidiary Guarantor is a domestic borrower under or is a guarantor of obligations under our Credit Facility or any successor credit agreement that we in good faith designate as our principal credit agreement. See “Description of the Exchange Notes — Guarantees.” If the obligations of any Subsidiary Guarantor as a borrower and guarantor under such credit agreement terminate or are released, that Subsidiary Guarantor’s guarantee of the exchange notes will also be released. In such event, the risks detailed in respect of our subsidiaries that are not guarantors upon consummation of the exchange offers will also apply with respect to such released Subsidiary Guarantor.
The borrower under the Foreign Credit Facility and certain of the subsidiaries that are guarantors thereunder will not be required to guarantee the exchange notes.
The borrower under the Foreign Credit Facility is a subsidiary that is not a Subsidiary Guarantor. In addition, the Foreign Credit Facility is guaranteed by us, the Subsidiary Guarantors and certain other subsidiaries, including foreign subsidiaries, that are not Subsidiary Guarantors. None of our subsidiaries will be required to become Subsidiary Guarantors under the exchange notes on account of such subsidiaries being borrowers or guarantors under the Foreign Credit Facility. As a result, the exchange notes and the guarantees of the exchange notes will be structurally subordinated to the claims of the lenders under the Foreign Credit Facility with respect to the assets of the borrower thereunder and with respect to assets of our subsidiaries that are guarantors thereunder but are not Subsidiary Guarantors.
Your ability to transfer the exchange notes may be limited by the absence of an active trading market and there is no assurance that any active trading market will develop for the exchange notes.
The exchange notes of each series are a new issue of securities for which there is no established trading market. We will not apply to have the exchange notes listed on a national securities exchange or to seek quotation on any automated dealer quotation system. We cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:
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the number of holders of exchange notes;

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our operating performance and financial condition;

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the market for similar securities;

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the interest of securities dealers in making a market in the exchange notes; and

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prevailing interest rates.

Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or that the price you receive when you sell your exchange notes will be favorable.
You may not receive the exchange notes in the exchange offers if the exchange offer procedures are not properly followed.
We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offers. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange.
If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offers, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.
If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration of the exchange offers.
If you are a beneficial owner that holds old notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your old notes, contact Euroclear or Clearstream directly to ascertain the procedure for tendering old notes and comply with such procedure.
Broker-dealers or holders of old notes may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes received by broker-dealers may be deemed to be underwriting compensation under the Securities Act.
Any broker-dealer that acquires exchange notes in the exchange offers for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any holder of old notes that exchanges its old notes in the exchange offers for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.
If you do not exchange your old notes, they may be difficult to resell.
It may be difficult for you to sell old notes that are not exchanged in the exchange offers, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
Consummation of the exchange offers may not occur.
Each of the exchange offers is subject to the satisfaction of certain conditions. See “Exchange Offers — Conditions.” Even if the exchange offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their exchange notes, during which time such holders will not be able to effect transfers of their old notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of old notes for exchange pursuant to one of the exchange offers, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before our announcement of whether we will accept valid tenders of old notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.
The exchange notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes.
Like the old notes, the exchange notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes. Accordingly, a holder subject to U.S. federal income taxation generally will be required to accrue interest, regardless of such holder’s method of accounting for U.S. federal income tax purposes, on an exchange note based on a “comparable yield.” Such interest accruals may be in advance of the receipt of cash payments to which such income is attributable. Furthermore, such a holder may recognize ordinary income, rather than capital gain, upon a sale, exchange, retirement or other taxable disposition of an exchange note at a gain.
A lowering or withdrawal of the ratings assigned to our debt by rating agencies may increase our future borrowing costs and reduce our access to capital and adversely affect the market value or liquidity of the exchange notes.
Our debt currently has investment grade ratings from Standard & Poor’s Rating Services (“S&P”), Moody’s Investor Services, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”), but certain of such ratings have been downgraded or given a negative outlook due to the impact of the ongoing COVID-19 pandemic. Any rating assigned to the exchange notes or our other debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings and any ratings for the exchange notes will generally affect the market value of the exchange notes, any old notes that remain outstanding and our Existing Notes. Any future lowering of our ratings would likely make it more difficult or expensive for us to obtain additional financing. Such a lowering may result in an increase in the initial interest rate of the exchange notes. Such increase may not be sufficient to compensate for the loss in the market value of the exchange notes.

Use of Proceeds
We will not receive cash proceeds from the issuance of the exchange notes under the exchange offers. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

Description of the Exchange Notes
Expedia Group issued $500,000,000 aggregate principal amount of old 2023 notes and $750,000,000 aggregate principal amount of old 2027 notes to the initial purchasers thereof on July 14, 2020 and issued $1,000,000,000 aggregate principal amount of old 2031 notes to the initial purchasers thereof on March 3, 2021. The old 2023 notes, the old 2027 notes and the old 2031 notes are referred to collectively in this “Description of the Exchange Notes” as the “old notes”, and the 2023 exchange notes, the 2027 exchange notes and the 2031 exchange notes are referred to collectively in this “Description of the Exchange Notes” as the “exchange notes”. The initial purchasers sold the old notes to “qualified institutional buyers,” as defined in Rule 144A and in offshore transactions in reliance on Regulation S. The terms of the exchange notes of each series are substantially identical to the terms of the old notes of such series. However, the exchange notes are not subject to transfer restrictions or registration rights. In addition, we will not list the exchange notes on any securities exchange or seek quotation on any automated dealer quotation system. Any old notes of a series that remain outstanding after the exchange offers, together with the exchange notes of such series issued in the exchange offers, will be treated as a single class of securities for voting purposes under the applicable indenture. References to a “series” of notes collectively refer to (i) the old 2023 notes and/or the 2023 exchange notes (together, the “2023 notes”), as the context requires, (ii) the old 2027 notes and/or the 2027 exchange notes (together, the “2027 notes”), as the context requires or the old 2031 notes and/or the 2031 exchange notes (together, the “2031 notes”), as the context requires, as applicable. References to the “notes” refer to the old notes and the exchange notes, as the context requires.
The old 2023 notes were issued, and the 2023 exchange notes will be issued, under an indenture, dated as of July 14, 2020 (the “2023 notes indenture”), among Expedia Group, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, the old 2027 notes were issued, and the 2027 exchange notes will be issued, under an indenture, dated as of July 14, 2020 (the “2027 notes indenture”), among Expedia Group, the Subsidiary Guarantors and U.S. Bank National Association, as trustee and the old 2031 notes were issued, and the 2031 exchange notes will be issued, under an indenture, dated as of March 3, 2021 (the “2031 notes indenture” and together with the 2027 notes indenture and the 2023 notes indenture, the “indentures”) among Expedia Group, the Subsidiary Guarantors and U.S. Bank National Association, as trustee. As a result, holders of each such series of notes have and will have, as applicable, separate rights to, among other things, receive payments of principal and interest, give notices of defaults or direct the applicable trustee to exercise remedies during an event of default or otherwise, and consent to amendments of the applicable indenture and the applicable series of notes.
The following summary of provisions of the indentures and the exchange notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms. This summary may not contain all information that you may find useful. You should read the indentures and the exchange notes, copies of which are available from us upon request at our address set forth under the heading “Where You Can Find More Information.” Capitalized terms used and not defined in this summary have the meanings specified in the applicable indenture.
For the avoidance of doubt, references to the “Issuer,” the “Company,” “Expedia Group,” “we,” “us” and “our” in this section are only to Expedia Group, Inc., a Delaware corporation and not to any of the subsidiaries of Expedia Group, Inc. References to the “guarantors” or “Subsidiary Guarantors” are only to those subsidiaries that guarantee the obligations of the Issuer under the exchange notes and not to such subsidiaries together with any of their respective subsidiaries.
General
The exchange notes will have the following basic terms:
•
the 2023 exchange notes will initially be limited to $500,000,000 aggregate principal amount, the 2027 exchange notes will initially be limited to $750,000,000 aggregate principal amount and the 2031 exchange notes will initially be limited to $1,000,000,000 aggregate principal amount (in each case, subject to the rights of the Company to issue additional notes as described under “— Further Issuances” below);

•
the 2023 exchange notes will accrue interest at a rate of 3.600% per annum, the 2027 exchange notes will accrue interest at a rate of 4.625% per annum and the 2031 exchange notes will accrue interest at a rate of 2.950% per annum, in each case subject to adjustment as described under “— Interest Rate Adjustment” below;

•
interest will accrue on the exchange notes of each series from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of such series of notes), and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021, with respect to the 2023 exchange notes, February 1 and August 1 of each year, beginning on August 1, 2021, with respect to the 2027 exchange notes and March 15 and September 15 of each year, beginning on September 15, 2021 with respect to the 2031 exchange notes;

•
the 2023 exchange notes will mature on December 15, 2023 unless redeemed prior to that date, the 2027 exchange notes will mature on August 1, 2027 unless redeemed prior to that date and the 2031 exchange notes will mature on March 15, 2031 unless redeemed prior to that date;

•
we may redeem the exchange notes of each series in whole or in part at any time or from time to time at our option as described under “— Optional Redemption” below;

•
the exchange notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with each other and with all of our other existing and future unsecured and unsubordinated obligations; so long as they are in effect, the guarantees of the exchange notes will be unsecured, unsubordinated obligations of each Subsidiary Guarantor and will rank equally in right of payment with each other and with all of such Subsidiary Guarantor’s existing and future unsecured and unsubordinated obligations, including such Subsidiary Guarantor’s guarantees of the old notes and the Existing Notes (as defined below);

•
the exchange notes and the guarantees will be effectively subordinated to all of the Company’s and the Subsidiary Guarantors’ existing and future secured indebtedness, including a portion of the indebtedness under the Credit Agreement, up to the extent of the value of the collateral securing such indebtedness; and

•
in addition, the exchange notes and the guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors and of those Subsidiary Guarantors whose guarantees of the exchange notes are released or terminated, including, without limitation, the obligations of such subsidiaries under the Foreign Credit Facility.

Interest on the exchange notes of each series will be paid to the person in whose name an exchange note is registered at the close of business on the June 1 or December 1, with respect to the 2023 exchange notes, the January 15 or July 15, with respect to the 2027 exchange notes and the March 1 or September 1, with respect to the 2031 exchange notes, as the case may be, immediately preceding the relevant interest payment date (whether or not such record date is a business day). Interest on the exchange notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of an exchange note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close. The exchange notes of each series have been and will be issued only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The exchange notes of each series will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by certificated notes.
The exchange notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase exchange notes in the open market or otherwise.
Guarantees
The Subsidiary Guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and premium, if any, and interest on the exchange notes of each series, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption or otherwise, and all other obligations under the applicable exchange notes and indenture. As set forth in the section entitled “Summarized Financial Information for Guarantors and the Issuer of Guaranteed Securities” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, which is incorporated by reference into this prospectus, as of and for the three months ended March 31, 2021, the Issuer and the Subsidiary Guarantors accounted for approximately $18.4 billion, or 84.1%, of our total consolidated assets and accounted for approximately $1.1 billion, or 85.6%, of our total consolidated revenue.
As of the date hereof, the following Subsidiaries of the Company will be Subsidiary Guarantors with respect to the exchange notes of each series:
BedandBreakfast.com, Inc.
CarRentals.com, Inc.
Cruise, LLC
EAN.com, LP
Egencia LLC
Expedia Group Commerce, Inc.
Expedia, Inc.
Expedia LX Partner Business, Inc.
Higher Power Nutrition Common Holdings, LLC
HomeAway Software, Inc.
HomeAway.com, Inc.
Hotels.com GP, LLC
Hotels.com, L.P.
Hotwire, Inc.
HRN 99 Holdings, LLC
Interactive Affiliate Network, LLC
LEMS I LLC
LEXE Marginco, LLC
LEXEB, LLC
Liberty Protein, Inc.
Neat Group Corporation
O Holdings Inc.
Orbitz Financial Corp.

Orbitz for Business, Inc.
Orbitz, Inc.
Orbitz, LLC
Orbitz Travel Insurance Services, LLC
Orbitz Worldwide, Inc.
Orbitz Worldwide, LLC
OWW Fulfillment Services, Inc.
Travelscape, LLC
Trip Network, Inc.
VRBO Holdings, Inc.
WWTE, Inc.
The Subsidiary Guarantors include each of our Subsidiaries that guarantee the old notes and our existing 2.500% Senior Notes due 2022, 4.500% Senior Notes due 2024, 6.250% Senior Notes due 2025, 5.000% Senior Notes due 2026, 3.800% Senior Notes due 2028, 3.25% Senior Notes due 2030 and 0% Convertible Senior Notes due 2026 (the “Existing Notes”) and that is either a domestic borrower or guarantor in respect of our Credit Agreement.
In the event that, at any time, any of our Domestic Subsidiaries which is not, or has previously been released as, a Subsidiary Guarantor becomes a guarantor or borrower under our Credit Agreement, that Subsidiary will be required to become a Subsidiary Guarantor and guarantee the applicable series of exchange notes under the applicable indenture not later than 60 days following the date on which it becomes a guarantor or borrower under the Credit Agreement.
In the event that, for any reason, the obligations of any Subsidiary Guarantor terminate as a guarantor or borrower under the Credit Agreement (including, without limitation, pursuant to the terms of the Credit Agreement, upon agreement of the requisite lenders under the Credit Agreement or upon the termination of the Credit Agreement or upon the replacement thereof with a credit facility not requiring such guarantees), that Subsidiary Guarantor will be deemed released from all its obligations under the applicable indenture and its guarantees of the exchange notes of the applicable series will terminate. A Subsidiary Guarantor’s guarantee will also terminate and such Subsidiary Guarantor will be deemed released from all of its obligations under the applicable indenture (a) upon legal defeasance or covenant defeasance as provided below under “— Defeasance and Covenant Defeasance” or satisfaction and discharge of the applicable indenture as provided below under “— Satisfaction and Discharge,” and (b) in connection with any sale or other disposition of all or any portion of the capital stock of that Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such transaction such Subsidiary Guarantor is no longer a Domestic Subsidiary of the Company. Any release described in this paragraph may be evidenced by a supplemental indenture or other instrument which may be entered into without the consent of any holders of notes of the applicable series.
Each indenture provides that the obligations of each Subsidiary Guarantor under its guarantees will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, would cause the obligations of such Subsidiary Guarantor not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law; provided, however, there is some doubt as to whether this limitation will be effective to avoid such guarantee from constituting a fraudulent conveyance. See “Risk Factors — Risks Related to the Exchange Notes and the Exchange Offers — The guarantees may be unenforceable due to fraudulent conveyance statutes, and accordingly, you could have no claim against the Subsidiary Guarantors.”
“Credit Agreement” means, with respect to the 2023 exchange notes and the 2027 exchange notes, the Amended and Restated Credit Agreement, dated as of May 5, 2020, among Expedia Group, Inc., the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and London agent, as the same has been amended, supplemented or otherwise modified on or prior to the date of the applicable indenture, including by that certain First Amendment, dated as of July 6, 2020, and as may be further amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.
“Credit Agreement” means, with respect to the 2031 exchange notes, the Amended and Restated Credit Agreement, dated as of May 5, 2020, among Expedia Group, Inc., the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and London agent, as the same has been amended, supplemented or otherwise modified on or prior to the date of the applicable indenture, including by that certain First Amendment, dated as of July 6, 2020, Second Amendment, dated as of August 5, 2020, Third Amendment, dated as of October 1, 2020, Fourth Amendment, dated as of December 22, 2020, and as may be further amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the exchange notes will be payable, and the exchange notes may be exchanged or transferred, at the office or agency maintained by the Company for such purpose (which initially will be the office of the trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services). Payment of principal of, premium, if any, and interest on a Global Note (as defined herein) registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note. If any of the exchange notes is no longer represented by a Global Note, payment of interest on certificated exchange notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “Book-Entry Settlement and Clearance.”
A holder may transfer or exchange any certificated exchange notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of exchange notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Company is not required to transfer or exchange any exchange note selected for redemption (except, in the case of an exchange note to be redeemed in part, the portion of the exchange note not to be redeemed) for a period of 15 days before mailing of a notice of redemption of exchange notes to be redeemed. Any notice required to be delivered pursuant to an indenture may, to the extent permitted by applicable procedures or regulations, be delivered electronically.
The registered holder of an exchange note will be treated as the owner of such exchange note for all purposes (subject to the rights of the registered holders of the exchange notes as of a record date prior thereto to receive interest due on an interest payment date). All amounts of principal of, premium, if any, or interest on the exchange notes paid by the Company that remain unclaimed two years after such payment was due and payable will be repaid to the Company, and the holders of such exchange notes will thereafter look solely to the Company for payment.
Ranking
The exchange notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated obligations, including our old notes and Existing Notes.

So long as they are in effect, the guarantees of the exchange notes will be unsecured, unsubordinated obligations of each Subsidiary Guarantor and will rank equally in right of payment with each other and with all of such Subsidiary Guarantor’s existing and future unsecured and unsubordinated obligations, including such Subsidiary Guarantor’s guarantees of the old notes and the Existing Notes.
The exchange notes and the guarantees will be effectively subordinated to all of our and the Subsidiary Guarantors’ existing and future secured indebtedness, including a portion of the indebtedness under our Credit Agreement, up to the extent of the value of the collateral securing such indebtedness. The collateral securing our Credit Agreement consists of substantially all of our assets and the assets of the Subsidiary Guarantors under the Credit Agreement (subject to certain exceptions, including for our new headquarters located in Seattle, WA). In addition, the exchange notes and the guarantees of any Subsidiary Guarantors will be structurally subordinated to all of the existing and future indebtedness and other liabilities of our Subsidiaries that are not Subsidiary Guarantors and of those Subsidiary Guarantors whose guarantees of the exchange notes are released or terminated, including, without limitation, the obligations of such Subsidiaries in respect of the Foreign Credit Facility.
As of March 31, 2021, our total consolidated indebtedness was $8.5 billion, and we had no borrowed amounts outstanding and $15 million of outstanding letters of credit under the secured Credit Agreement and no borrowed amounts outstanding under the Foreign Credit Facility.
As our operations are conducted through our Subsidiaries, we derive our operating income and cash flow from our investments in our Subsidiaries. Therefore, our ability to make payments when due to the holders of the exchange notes is, in part, dependent upon the receipt of sufficient funds from our Subsidiaries. See “Risk Factors — Risks Related to the Exchange Notes and the Exchange Offers — Our holding company structure may impact your ability to receive payment on the exchange notes.” Holders of the exchange notes will, however, have a claim with respect to the assets and earnings of any Subsidiary Guarantors so long as their respective guarantees are in effect.
Claims of creditors of our Subsidiaries that are not Subsidiary Guarantors generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors and of the creditors of any Subsidiary Guarantors, including holders of the exchange notes. Accordingly, the exchange notes and the guarantees of any Subsidiary Guarantors, if any, will be structurally subordinated to creditors, including pursuant to the Foreign Credit Facility, trade creditors and preferred stockholders, if any, of our Subsidiaries that are not Subsidiary Guarantors.
In the event of a bankruptcy, liquidation or similar proceeding, our assets that secure secured indebtedness will be available to pay obligations on the exchange notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the exchange notes then outstanding.
See “Risk Factors — Risks Related to the Exchange Notes and the Exchange Offers — We have significant indebtedness, including secured indebtedness, which could adversely affect our business and financial condition and prevent us from fulfilling our obligations under our outstanding indebtedness and the exchange notes.”
Interest Rate Adjustment
The interest rate payable on each series of the exchange notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency) (each as defined under “—Change of Control”) downgrades (or subsequently upgrades) its rating assigned to the notes of such series, as set forth below.
If the rating of the notes of the applicable series from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the exchange notes of such series will increase from the applicable interest rate set forth on the cover page of this prospectus by an amount equal to the sum of the applicable percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
S&P Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
Including the equivalent ratings of any Substitute Rating Agency

For purposes of making adjustments pursuant to this section to the interest rate on the exchange notes of the applicable series, the following rules of interpretation will apply:
(1)
if at any time less than two Rating Agencies (as defined under “— Change of Control”, but excluding specific references therein to Fitch) provide a rating on the notes of the applicable series for reasons not within our control (i) we will use commercially reasonable efforts to obtain a rating on the notes of such series from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the exchange notes of such series pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the notes of such series but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the exchange notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the exchange notes of such series set forth on the cover page of this prospectus plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2)
for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the notes of the applicable series, any increase or decrease in the interest rate on the exchange notes of such series necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)
if both Rating Agencies cease to provide a rating of the notes of the applicable series for any reason, and no Substitute Rating Agency has provided a rating on the notes of such series, the interest rate on the exchange notes of such series will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the exchange notes of such series prior to any such adjustment;

(4)
if Moody’s or S&P ceases to rate the notes of the applicable series or make a rating of the notes of such series publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the exchange notes of such series shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the notes of such series, as the case may be;

(5)
each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating

Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;
(6)
in no event will (i) the interest rate on the exchange notes of the applicable series be reduced to below the interest rate on the exchange notes of such series at the time of initial issuance or (ii) the total increase in the interest rate on the exchange notes of the applicable series pursuant to this section exceed 2.00% above the interest rate payable on the exchange notes of such series on the date of their initial issuance; and

(7)
subject to clauses (3) and (4) above, no adjustment in the interest rate on the exchange notes of the applicable series shall be made solely as a result of a Rating Agency ceasing to provide a rating of the notes of such series.

If at any time the interest rate on the exchange notes of the applicable series has been adjusted upward and either of the Rating Agencies or a Substitute Rating Agency, as applicable, subsequently increases its rating of the notes of such series, the interest rate on the exchange notes of such series will again be adjusted (and decreased, if appropriate) such that the interest rate on the exchange notes of such series equals the original interest rate payable on the exchange notes of such series prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the notes of such series at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the notes of the applicable series to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the notes of the applicable series to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the exchange notes of such series will be decreased to the interest rate on the exchange notes of such series set forth on the cover page of this prospectus.
Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the notes of the applicable series more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the exchange notes of such series.
The interest rate on the exchange notes of the applicable series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the notes of such series become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.
If the interest rate on the exchange notes of the applicable series is increased as described above, the term “interest,” as used with respect to the exchange notes of such series, will be deemed to include any such additional interest unless the context otherwise requires.
See “Risk Factors — Risks Related to the Exchange Notes and the Exchange Offers — A lowering or withdrawal of the ratings assigned to our debt by rating agencies may increase our future borrowing costs and reduce our access to capital and adversely affect the market value or liquidity of the exchange notes.”
Optional Redemption
We may redeem any or all series of the exchange notes at our option at any time in whole or from time to time in part. If we elect to redeem the 2023 exchange notes prior to November 15, 2023 (the date that is one month prior to the maturity date of the 2023 exchange notes), the 2027 notes prior to May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes) or the 2031 exchange notes prior to December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes), we will pay a redemption price in respect of the exchange notes to be redeemed equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date:

•
100% of the aggregate principal amount of the exchange notes to be redeemed; or

•
the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments of exchange notes being redeemed, we will discount such payments (exclusive of interest accrued to the date of redemption) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points with respect to the 2023 exchange notes, 50 basis points with respect to the 2027 exchange notes and 30 basis points with respect to the 2031 exchange notes.
If we elect to redeem the 2023 exchange notes on or after November 15, 2023 (the date that is one month prior to the maturity date of the 2023 exchange notes), the 2027 exchange notes on or after May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes) or the 2031 exchange notes on or after December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes), we will pay a redemption price equal to 100% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.
The following terms are relevant to the determination of the redemption price:
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the exchange notes to be redeemed (assuming for such purpose that the 2023 exchange notes matured on November 15, 2023 (the date that is one month prior to the maturity date of the 2023 exchange notes), the 2027 exchange notes matured on May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes) and the 2031 exchange notes matured on December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes)), in each applicable case that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such exchange notes (assuming for such purpose that the 2023 exchange notes matured on November 15, 2023 (the date that is one month prior to the maturity date of the 2023 exchange notes), the 2027 notes matured on May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes) and the 2031 exchange notes matured on December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes)).
“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker is given fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.
“Independent Investment Banker” means J.P. Morgan Securities LLC, BofA Securities, Inc. or Goldman Sachs & Co. LLC (or their respective successors) as may be appointed from time to time by us.
“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.
“Reference Treasury Dealer” means (i) two of J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC (or their respective successors) selected by us; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we may substitute another Primary Treasury Dealer and (ii) two other Primary Treasury Dealers selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third business day preceding such redemption date.
“Remaining Scheduled Payments” means, with respect to the applicable series of exchange notes to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption if such exchange notes matured on November 15, 2023

(the date that is one month prior to the maturity date of the 2023 exchange notes), in the case of the 2023 exchange notes, on May 1, 2027 (the date that is three months prior to the maturity date of the 2027 exchange notes), in the case of the 2027 notes, or on December 15, 2030 (the date that is three months prior to the maturity date of the 2031 exchange notes), in the case of the 2031 exchange notes; provided, however, that, if such redemption date is not an interest payment date with respect to such exchange note, the amount of the next scheduled interest payment thereon will be reduced (solely for purposes of making this determination) by the amount of interest accrued thereon to such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, we will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
Selection and Notice of Redemption
A partial redemption of the exchange notes of a series may be effected pro rata or by lot or by such other method as the trustee shall deem fair and appropriate, and the trustee may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the exchange notes of such series or any integral multiple thereof) of the principal amount of exchange notes of a series of a denomination larger than the minimum authorized denomination for the exchange notes of such series; provided that if the exchange notes of a series are represented by global notes, interests in the exchange notes of such series shall be selected for redemption by the depositary in accordance with its standard procedures.
Notice of any redemption will be mailed, or delivered electronically if held by any depositary, at least 15 days but not more than 60 days before the redemption date to each registered holder of the exchange notes of the applicable series to be redeemed. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. Once a notice of redemption is given in accordance with the applicable indenture, subject to the satisfaction of any conditions set forth therein, the exchange notes of the applicable series called for redemption become due and payable on the applicable redemption date at the applicable redemption price.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of a series or portions thereof called for redemption.
Further Issuances
We may from time to time, without notice to or the consent of the holders of the exchange notes of a series, create and issue additional notes of such series having the same terms as, and ranking equally with, the exchange notes of such series in all respects (or in all respects except for the date of issuance, issue price, initial interest accrual date and amount of interest payable on the first payment date applicable thereto). Such additional notes of a series will be treated as a single class with the exchange notes of such applicable series (including for purposes of redemptions), and will vote together as one class on all matters with respect to the exchange notes of such series (including for purposes of waivers and amendments); provided, however, that in the event any additional notes of a series are not fungible with the previously issued notes of such series for U.S. federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the previously issued notes of such series.
Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined below), unless we have mailed or electronically delivered, or have caused to be mailed or electronically delivered, a notice of redemption with respect to all outstanding notes of a series as described under “— Optional Redemption” and redeem all Notes of such series validly tendered pursuant to such redemption notice, each holder shall have the right to require that the Company repurchase such holder’s Notes of such series, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of purchase).
Within 30 days following any Change of Control Triggering Event, unless we have previously or concurrently mailed or delivered a redemption notice with respect to all outstanding Notes of a series as described under “— Optional Redemption,” we will mail by first-class mail, or deliver electronically if the exchange notes of such series are held by any depositary, a notice to each registered holder of the exchange notes of such series with a copy to the trustee (the “Change of Control Offer”) stating:
(1)
that a Change of Control Triggering Event has occurred and that such holder has the right to require us to purchase such holder’s notes of such series at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of purchase);

(2)
the circumstances and relevant facts regarding such Change of Control Triggering Event;

(3)
the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or electronically delivered, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below, which, in the Company’s discretion, may provide that the purchase date shall be delayed until a date that is no later than 90 days after the occurrence of the Change of Control Triggering Event);

(4)
if the notice is mailed or electronically delivered prior to a Change of Control Triggering Event, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring; and

(5)
the instructions, as determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable indenture applicable to a Change of Control Offer made by us and purchases all notes of the applicable series validly tendered and not withdrawn under such Change of Control Offer.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and may be conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.
We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.
“Affiliated Holders” means, with respect to any specified natural person, (a) such specified natural person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified natural person and each of the persons referred to in clause (a) of this definition, and (c) any company, partnership, trust or other entity or investment vehicle created for the benefit of, or Controlled by, such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or the holdings of which are for the primary benefit of such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or created by any such person for the benefit of any charitable organization or for a charitable purpose.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Change of Control” means the occurrence of any one of the following:
(1)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)
individuals who on the date the notes of the applicable series are originally issued constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved or ratified by a vote of a majority of the directors of the Company then still in office who were either directors on the date the notes of such series are originally issued or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)
the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)
the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another person other than (i) a transaction in which the survivor or transferee is a person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the exchange notes of the applicable series and either (i) each transferee becomes a Subsidiary of the transferor of such assets or (ii) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of such holding company; provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Fitch” means Fitch Inc., a subsidiary of Hearst Communications, Inc., and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Permitted Holders” means Barry Diller and his affiliates (including, without limitation, any Affiliated Holders) and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) with respect to which any such persons collectively exercise a majority of the voting power.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the exchange notes of the applicable series or fails to make a rating of the exchange notes of such series publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, a “Substitute Rating Agency”.
“Ratings Event” means ratings of the exchange notes of the applicable series are lowered by at least two of the three Rating Agencies and the exchange notes of such series are rated below Investment Grade by at least two of the three Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the exchange notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies). For the avoidance of doubt, the trustee shall have no responsibility to determine whether a Ratings Event has occurred.
“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc., and its successors.
“Voting Stock” of a person means all classes of equity securities of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
The Change of Control Triggering Event purchase feature of the exchange notes of the applicable series may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings, or other recapitalizations, that would not constitute a Change of Control under the applicable indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Each indenture contains restrictions on the incurrence of indebtedness secured by liens contained in the covenants described under “—Covenants — Limitation on Liens” and “— Covenants — Limitation on Sale and Lease-Back Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the exchange notes of the applicable series then outstanding. Except for the limitations contained in such covenants, however, neither indenture contains any covenants or provisions that may afford holders of the exchange notes of the applicable series protection in the event of a highly leveraged transaction.
The Credit Agreement and the Foreign Credit Facility, dated as of August 5, 2020 (as amended prior to the date hereof, the “Foreign Credit Facility”) provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In addition, in the event a Change of Control occurs at a time when we are prohibited, by the terms of any of our indebtedness, from purchasing exchange notes of a series, we may seek the consent of our lenders to the purchase of exchange notes of such series or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we would remain prohibited from purchasing exchange notes of the applicable series. In such case, our failure to offer to purchase exchange notes of the applicable series would constitute a default under the applicable indenture, which would, in turn, constitute a default under the Credit Agreement and the Foreign Credit Facility. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their exchange notes of the applicable series could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of exchange notes of the applicable series following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of exchange notes may require the Company to make an offer to repurchase the exchange notes of the applicable series as described above.
Subject to the terms set forth in the third bullet point under “Modifications and Waivers” below, the provisions under the indentures relative to our obligation to make an offer to repurchase the exchange notes of the applicable series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the exchange notes of such series.
Withholding
The trustee and the Issuer shall each be entitled to deduct any withholding tax required to be withheld under Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), and shall have no obligation to gross-up any payment under the applicable indenture or to pay any additional amount as a result of such FATCA Withholding Tax. Under each indenture, each of the Issuer and the trustee agrees to reasonably cooperate and to use commercially reasonable efforts to provide information as each may have in its possession to enable the determination of whether any payments pursuant to the applicable indenture are subject to FATCA Withholding Tax.
Covenants
Except as set forth below, neither we nor any of our Subsidiaries will be restricted by the indentures from:
•
incurring any indebtedness or other obligation,

•
paying dividends or making distributions on our or its capital stock, or

•
purchasing or redeeming our or its capital stock.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity. Except for the limitations described in the covenants below, the indentures will not contain covenants designed to afford holders of the exchange notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the exchange notes.
Each indenture governing a series of exchange notes contains the following principal covenants with respect to such series of notes:
Limitation on Liens
We will not directly or indirectly incur, and will not permit any of our Subsidiaries to directly or indirectly incur, certain indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any properties or assets, including capital stock, of our company or any of our Subsidiaries or (b) any shares of stock or indebtedness of any of our Subsidiaries (whether such property, assets, shares or indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the exchange notes or, in respect of Liens on any property or assets of any Subsidiary Guarantor, its guarantee (together with, at our option, any other indebtedness or guarantees of our company or any of our Subsidiaries ranking equally in right of payment with the exchange notes or such guarantee) are secured equally and ratably with or, at our option, prior to, such secured indebtedness.

The foregoing restriction does not apply to:
(1)
Liens on property, shares of stock or indebtedness of any person existing at the time such person becomes our Subsidiary, provided that such Lien was not incurred in anticipation of such person becoming a Subsidiary,

(2)
Liens on property, shares of stock or indebtedness existing at the time of acquisition by us or any of our Subsidiaries or a Subsidiary of any of our Subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by us or any of our Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements,

(3)
Liens securing indebtedness of any of our Subsidiaries or of us owing to us or any of our Subsidiaries,

(4)
Liens existing on the date of the initial issuance of notes of the applicable series (other than any additional notes), other than any Liens securing indebtedness outstanding under the Credit Agreement,

(5)
Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, at the time such person becomes our Subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction,

(6)
Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation,

(7)
Liens securing the notes of the applicable series (including any additional notes) or the guarantees of the Subsidiary Guarantors under the applicable indenture, or

(8)
any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (7) without increase of the principal of the indebtedness secured by such Lien; provided, however, that any Liens permitted by any of clauses (1) through (7) shall not extend to or cover any property of the Company or any of our Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraphs, we and our Subsidiaries will be permitted to incur indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions without securing the notes of the applicable series or, in respect of Liens on property or assets of any Subsidiary Guarantors, their guarantees, if any, equally and ratably with (or prior to) such secured indebtedness; provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (8) above), together with all attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Lease-Back Transactions” covenant described below, does not at the time exceed 10% of our Consolidated Net Assets.
Limitation on Sale and Lease-Back Transactions
We will not directly or indirectly, and will not permit any of our Subsidiaries directly or indirectly to, enter into any sale and lease-back transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:

(1)
such transaction was entered into prior to the date of the initial issuance of the notes of the applicable series,

(2)
such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries,

(3)
such transaction involves a lease for not more than three years (or which may be terminated by the Company or such Subsidiary within a period of not more than three years),

(4)
we or such Subsidiary would be entitled to incur indebtedness secured by a Lien with respect to such sale and lease-back transaction without securing the notes of the applicable series and the guarantees thereof equally and ratably with (or prior to) such secured indebtedness pursuant to the second paragraph of the “— Limitation on Liens” covenant described above, or

(5)
we or any of our Subsidiaries apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our or any of our Subsidiaries’ business or to the retirement of long-term indebtedness within 270 days before or after the effective date of any such sale and lease-back transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver notes of the applicable series to the trustee for cancellation, such notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all attributable debt outstanding with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not at the time exceed 10% of our Consolidated Net Assets.
Merger, Consolidation or Sale of Assets
We and any Subsidiary Guarantor, if any, may, without the consent of the holders of any outstanding notes of the applicable series (including any additional notes of such series), consolidate with or sell, lease or convey all or substantially all of our or its properties or assets to, or merge with or into, any other person, provided that:
(1)
we are, or, in the case of any Subsidiary Guarantor, such Subsidiary Guarantor is, the continuing person or, alternatively, the successor person formed by or resulting from such consolidation or merger, or the person which receives the transfer of such properties or assets, is organized under the laws of any state or other jurisdiction in the United States and expressly assumes our obligations or the obligations of such Subsidiary Guarantor, as the case may be, under the applicable series of notes or such Subsidiary Guarantor’s guarantee (provided that such person need not assume the obligations of any such Subsidiary Guarantor if (A) such person is already a Subsidiary Guarantor or (B) such person would not, after giving effect to such transaction, be required to guarantee the exchange notes of such series under the requirements described in “— Guarantees” above),

(2)
immediately after giving effect to such transaction, no event of default and no event which, after notice or the lapse of time, or both, would become such an event of default has occurred and is continuing, and

(3)
an officers’ certificate and a legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance, sale or lease complies with clauses (1) and (2) above (except that such opinion of counsel need not opine as to clause (2) above).

The successor person will succeed to, and be substituted for, us or the Subsidiary Guarantor and may exercise all of our or the Subsidiary Guarantor’s rights and powers under the applicable indenture. We or such Subsidiary Guarantor will be relieved of all obligations and covenants under the applicable series of notes, the guarantees, if any, and the applicable indenture to the extent we or such Subsidiary Guarantor was the predecessor person, provided, that in the case of a lease of all or substantially all of our properties or assets, we will not be released from the obligation to pay the principal of and premium, if any, and interest on the applicable series of notes.
Notwithstanding any provision to the contrary, this covenant will not apply to any merger or consolidation of a Subsidiary Guarantor into, or any sale, lease or conveyance of assets by a Subsidiary Guarantor to, us or any other Subsidiary Guarantor or to any Subsidiary Guarantor upon any termination of the guarantee of that Subsidiary Guarantor in accordance with the applicable indenture.
Events of Default
Each of the following is an “event of default” under each indenture governing a series of notes with respect to the exchange notes of such series:
(1)
a default in any payment of interest on any note of such series when due, which continues for 30 days,

(2)
a default in the payment of principal of or premium, if any, on any note of such series when due at its stated maturity date, upon optional redemption or otherwise,

(3)
a failure by us or any Subsidiary Guarantor to comply with our or its other agreements contained in the applicable notes or indenture, which continues for 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes of such series (including any additional notes of such series),

(4)
(a) failure to make any payment at maturity, including any applicable grace period, on any indebtedness of us or any Subsidiary (other than indebtedness of us or of a Subsidiary owing to us or any of our Subsidiaries) in an amount in excess of $100,000,000 and continuance of this failure to pay or (b) a default on any indebtedness of us or any Subsidiary (other than indebtedness owing to us or any of our Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes of such series (including any additional notes of such series); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured,

(5)
the guarantees of any Subsidiary Guarantor guaranteeing the notes of such series cease to be in full force and effect or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the applicable indenture or its guarantees of such notes, in each case, other than any such cessation, denial or disaffirmation in connection with a termination of its guarantees provided for in the applicable indenture, and

(6)
various events in bankruptcy, insolvency or reorganization involving us or any Subsidiary Guarantor guaranteeing the notes.

The foregoing will constitute an event of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series (including any additional notes of such series) by notice to us (and, if given by holders of the notes of such series, to the trustee) may declare the principal of, and premium, if any, and accrued and unpaid interest on, all notes of such series to be due and payable. Upon this declaration, principal and premium, if any, and interest will be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and premium, if any, and accrued interest on all notes of the applicable series (including any additional notes of such series) will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such series. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding notes of the applicable series (including any additional notes of such series) may rescind any acceleration with respect to the notes of such series and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the applicable indenture, will exercise all rights or powers under the such indenture at the direction of any of the holders of the applicable series of the notes, provided that the holders of such series provide the trustee with indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of notes of the applicable series may pursue any remedy with respect to the applicable indenture or the notes of such series unless:
(1)
the holder of such series previously notified the trustee that an event of default is continuing,

(2)
holders of at least 25% in aggregate principal amount of the outstanding notes of such series (including any additional notes of such series) requested in writing the trustee to pursue the remedy,

(3)
the requesting holders of such series offered the trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4)
the trustee has not complied with the holder’s of such series request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)
the holders of a majority in principal amount of the outstanding notes of such series (including any additional notes of such series) have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding notes of the applicable series (including any additional notes of such series) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee may, however, refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the applicable series or that would involve the trustee in personal liability.
If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal or premium, if any, or interest on any note of the applicable series, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders.
We will also be required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate indicating whether the signers of the certificate know of any default that occurred during the previous year. In addition, we will be required to notify the trustee within 30 days of any event which would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.
Definitions
Each indenture contains the following defined terms:
“attributable debt” means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
“Consolidated Net Assets” means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated Subsidiaries after deducting all current liabilities other than (1) short-term borrowings, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP at the end of the most recently completed fiscal quarter or fiscal year, as applicable.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. A person shall be deemed to Control another person if such person (1) is an officer or director of the other person or (2) directly or indirectly owns or controls 10% or more of the other person’s capital stock. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Domestic Subsidiary” means a Subsidiary other than a Foreign Subsidiary.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Foreign Subsidiary” means (1) any Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code), (2) any subsidiary of any entity described in clause (1) of this definition and (3) any Subsidiary that has no material assets other than Capital Stock in one or more persons that are Foreign Subsidiaries pursuant to clause (1) above.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“holder” means the person in whose name a note is registered on the security register books.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us, any Subsidiary Guarantor or any of our other direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company, any Subsidiary Guarantor or any of our other direct or indirect Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us, any Subsidiary Guarantor or any of our other direct or indirect Subsidiaries or any of our Subsidiary Guarantor’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of “Control”) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waivers
Modification and amendments of the indenture applicable to a series of the notes and the notes of a series may be made by the Company, the trustee and, in certain circumstances to be set forth in such indenture, one or more Subsidiary Guarantors without notice to any holder of the notes of such series but with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series (including consent obtained in connection with a tender offer or exchange for notes of such series); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note of such series affected thereby:
•
change the stated maturity of the principal of, or installment of interest on, any note of such series,

•
reduce the principal amount of, or the rate of interest on, any note of such series,

•
reduce any premium, if any, payable on the redemption of any note of such series or change the date on which any note of such series may or must be redeemed or repaid (for the avoidance of doubt, the provisions set forth above under “— Change of Control” (including the definitions related thereto) may be amended or modified at any time prior to the occurrence of a Change of Control Triggering Event with the consent of the holders of not less than a majority in aggregate principal amount of the notes of such series then outstanding),

•
change the coin or currency in which the principal of, premium, if any, or interest on any note of such series is payable,

•
release the guarantees of any Subsidiary Guarantor (except as otherwise provided in the indenture applicable to such series of notes) or make any changes to such guarantees in a manner adverse to the holders,

•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any note of such series,

•
reduce the percentage in principal amount of the outstanding notes of such series, the consent of whose holders is required in order to take certain actions,

•
reduce the requirements for quorum or voting by holders of the notes of such series in the indenture applicable to such series of notes or the notes of such series,

•
modify any of the provisions in the indenture applicable to such series of notes regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes of such series except to increase any percentage vote required or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each note of such series affected thereby, or modify any of the above provisions.

The Company, the trustee and, in certain circumstances to be set forth in such indenture, one or more Subsidiary Guarantors may, without notice to or the consent of any holders of notes of a series, modify or amend the terms of the indenture applicable to a series of notes and the notes of a series with respect to the following:
•
to cure any ambiguity, omission, defect or inconsistency,

•
to evidence the succession of another person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the obligations of the Company or such Subsidiary Guarantor, as described above under “— Covenants — Merger, Consolidation or Sale of Assets,”

•
to add any additional events of default,

•
to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of holders of the notes of such series or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor,

•
to add one or more guarantees for the benefit of holders of the notes of such series,

•
to evidence the release of any Subsidiary Guarantor from its guarantee of the notes of such series pursuant to the terms of the applicable indenture,

•
to add collateral security with respect to the notes of such series or any guarantee,

•
to add or appoint a successor or separate trustee or other agent,

•
to provide for the issuance of exchange notes of such series, which will have terms substantially identical in all material respects to the old notes of such series (except that the transfer restrictions contained in the old notes of such series will be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any outstanding notes of such series, as a single issue of securities,

•
to provide for the issuance of any additional notes of such series,

•
to comply with any requirement in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended,

•
to comply with the rules of any applicable securities depository,

•
to provide for uncertificated notes of such series in addition to or in place of certificated notes of such series,

•
to conform the text of the applicable indenture, the notes of such series or any guarantees to any provision of the “Description of Notes” in the Offering Memorandum, dated July 7, 2020, in respect of the 2023 notes and 2027 notes, and the “Description of Notes” in the Offering Memorandum, dated March 3, 2021, in respect of the 2031 notes, to the extent that such provision in the “Description of Notes” was intended to set forth, verbatim or in substance, a provision of the applicable indenture, the notes of such series or the guarantees, and

•
to make any change if the change does not adversely affect in any material respect the interests of any holder of notes of such series.

After an amendment becomes effective, the Company shall mail or electronically deliver to the holders of the notes the applicable series a notice briefly describing such amendment. The failure to give such notice to all holders of the notes of the applicable series, or any defect therein, shall not impair or affect the validity of an amendment.
The holders of at least a majority in aggregate principal amount of the notes of the applicable series may, on behalf of the holders of all notes of such series, waive compliance by the Company with certain restrictive provisions of the applicable indenture. The holders of no less than a majority in aggregate principal amount of the outstanding notes of the applicable series may, on behalf of the holders of all notes of such series, waive any past default and its consequences under the applicable indenture with respect to the notes of such series, except a default (1) in the payment of principal or premium, if any, or interest on notes of such series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each note of such series. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of the applicable indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any rights consequent thereon.
Satisfaction and Discharge
We may discharge our obligations under an indenture while notes of the applicable series remain outstanding if the notes of such series either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient, or U.S. government obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accountants (which need not be provided if only U.S. dollars shall have been deposited), to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the notes of such series have become due and payable) or to the maturity thereof or the date of redemption of the notes of such series, as the case may be, and paying all other amounts payable under the applicable indenture.
Defeasance and Covenant Defeasance
Each indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes of the applicable series (except for, among other things, certain obligations to register the transfer or exchange of the notes of such series, to replace temporary or mutilated, destroyed, lost or stolen notes of a series, to maintain an office or agency with respect to the notes of such series and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under each indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes of such series and clauses (3), (4) and (5) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of funds in U.S. dollars in an amount sufficient, or U.S. government obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accountants (which need not be provided if only U.S. dollars shall have been deposited), to pay the principal, premium, if any, and interest on the notes of the applicable series on the scheduled due dates therefor.
If we effect legal defeasance or covenant defeasance with respect to the notes of a series, the Subsidiary Guarantors shall automatically be released from their guarantee obligations under the applicable indenture.
If we effect covenant defeasance with respect to the notes of a series and such notes are declared due and payable because of the occurrence of any event of default other than under clauses (3), (4) and (5) of “— Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on such notes at the time of the stated maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
To effect legal defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes of the applicable series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service (the “IRS”) or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
Each indenture and each series of the old notes are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
U.S. Bank National Association is the trustee under each indenture and has also been appointed by the Company to act as registrar, transfer agent and paying agent for each series of the notes. From time to time, the trustee and its affiliates perform various other services for the Company and its affiliates.
Each indenture contains limitations on the rights of the trustee, if it becomes a creditor of the Company or any Subsidiary Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions.
However, if the trustee acquires any conflicting interest, it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign.

Book-Entry Settlement and Clearance
Book-Entry, Form and Delivery
Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The exchange notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will be the depositary for the Global Notes. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if: (1) DTC (a) notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes or (b) ceases to be a “clearing agency” registered under the Exchange Act, and in each case a successor depositary is not appointed within 90 days; (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or (3) certain other events provided in the Indenture shall occur.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in such names as the Depositary shall direct, and issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised us that, pursuant to procedures established by it: (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants; and (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
Except as described above, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest, premium or additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, nor any agent of ours or the trustee has or will have any responsibility or liability for: (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal, interest and additional interest, if any), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of the exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in each Global Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same Day Settlement and Payment
We will make payments in respect of the exchange notes represented by the Global Notes, including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, premium, if any, and interest with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The exchange notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Exchange Offers
In connection with the issuance of the old 2023 notes and old 2027 notes on July 14, 2020 and the old 2031 notes on March 3, 2021, we entered into registration rights agreements with the initial purchasers, which provide for the exchange offers. The exchange offers will permit eligible holders of old notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that:
•
the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•
the exchange notes bear a different CUSIP number from the old notes;

•
the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

•
the holders of the exchange notes will not be entitled to certain rights under the registration rights agreements, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offers.

The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the applicable indenture.
General
We are making the exchange offers to comply with our contractual obligations under the registration rights agreements. Except under limited circumstances, upon completion of the exchange offers, our obligations with respect to the registration of the old notes will terminate.
We agreed, pursuant to the registration rights agreements, to use our commercially reasonable best efforts:
•
to file an exchange offer registration statement on an appropriate registration form with respect to registered offers to exchange the old notes for exchange notes;

•
to cause such exchange offer registration statement to become effective; and

•
to consummate the exchange offers within 365 days after the original issue date of the old notes.

We will commence the exchange offers promptly after the exchange offer registration statement is declared effective by the SEC and use our commercially reasonable best efforts to complete the exchange offers not later than 30 days after the effective date.
We will keep the exchange offers open for 20 business days after the date of notice of the exchange offers is mailed to the holders of the old notes. For those old notes surrendered to us pursuant to the exchange offers, the holder of such old notes will receive exchange notes having a principal amount equal to that of the surrendered old notes. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on the old note, from the date of its original issue.
In connection with the issuance of the old notes, we have arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.
Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the applicable indenture under which they were issued, including accrual of interest, but, subject to limited exceptions, will not be entitled to any registration rights under the applicable registration rights agreement. See “— Consequences of Failure to Tender.”
We will be deemed to have accepted validly tendered old notes when and if we have given written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return any unaccepted old notes, at our expense, to the tendering holder promptly after the expiration of the exchange offers.
The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offers or the acceptance of such old notes would not be in compliance with the securities or blue sky laws of that jurisdiction.
Eligibility; Transferability
We are making the exchange offers in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:
•
you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

•
you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes (within the meaning of the Securities Act);

•
you are not, or the person or entity receiving such exchange notes is not, engaged in, and you do not, or such person or entity does not, intend to engage in, a distribution of the exchange notes (within the meaning of the Securities Act);

•
you are not, nor is any such person or entity, our “affiliate” (as such term is defined under Rule 405 under the Securities Act); and

•
you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offers, you must represent as the holder of old notes that each of these statements is true.
Any holder of old notes who is our affiliate or who intends to participate in the exchange offers for the purpose of distributing the exchange notes:
•
will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

Each broker-dealer that receives exchange notes in exchange for old notes acquired for its own account through market-making or other trading activities must acknowledge that it will deliver (or, to the extent permitted by law, make available) a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers.
Expiration of the Exchange Offers; Extensions; Amendments
The exchange offers will expire at 5:00 p.m., New York City time, on        , 2021, or the expiration date, unless we extend the exchange offers. To extend the exchange offers, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offers, delay accepting any tendered old notes or, if any of the conditions described below under the heading “— Conditions” have not been satisfied, to terminate the exchange offers. We also reserve the right to amend the terms of the exchange offers in any manner. We will give written notice of such delay, extension, termination or amendment to the exchange agent.
If we amend the exchange offers in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offers for a period of five to ten business days.
Any extension, delay, termination, waiver or amendment of the exchange offers will be followed as promptly as practicable by public announcement thereof by the making of a release through an appropriate news agency, such announcement in the case of an extension to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
If we delay accepting any old notes or terminate the exchange offers, we promptly will pay the consideration offered, or return any old notes deposited, pursuant to the exchange offers as required by Rule 14e-1(c) under the Exchange Act.
Conditions
Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend either or both of the exchange offers before the acceptance of the old notes, if:
•
we determine that the exchange offers violate any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offers which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offers.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.
In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offers and the exchange notes or the qualification of the indentures under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.
In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Eligibility; Transferability” and “Plan of Distribution.”
Procedures for Tendering
We have forwarded to you, along with this prospectus, a letter of transmittal relating to the exchange offers. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC’s ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.
Only a holder of record of old notes may tender old notes in the exchange offers. To tender in the exchange offers, a holder must comply with all applicable procedures of DTC and either:

•
complete, sign and date the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•
in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:
•
the exchange agent must receive the old notes along with the letter of transmittal;

•
with respect to the old notes, the exchange agent must receive, before expiration of the exchange offers, timely confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below; or

•
the holder must comply with the guaranteed delivery procedures described below.

For old notes to be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before expiration of the exchange offers.
The tender by a holder that is not withdrawn before expiration of the exchange offers will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offers. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.
The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offers. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.
Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:
•
make appropriate arrangements to register ownership of the old notes in the owner’s name; or

•
obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.
If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.
A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an “eligible guarantor institution” (within the meaning of Rule 17A(d)-15 under the Exchange Act). Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:
•
by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•
for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.
If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.
We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:
•
the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent’s account at DTC; and

•
a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under “— Exchange Agent.”
By signing the letter of transmittal, or causing DTC to transmit an agent’s message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under “— Eligibility; Transferability.”
DTC Book-Entry Transfer
The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offers within three business days after the date of this prospectus.
With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.
However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.
Guaranteed Delivery Procedures
Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offers may tender if:
•
the tender is made through an eligible guarantor institution, which is defined above under “— Procedures for Tendering”;

•
before expiration of the exchange offers, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or a properly transmitted agent’s message and notice of guaranteed delivery, in each case:

•
setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

•
stating that the tender is being made by guaranteed delivery; and

•
guaranteeing that, within two New York Stock Exchange trading days after expiration of the exchange offers, the letter of transmittal, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within two New York Stock Exchange trading days after expiration of the exchange offers.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offers.
For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under “— Exchange Agent.”
Any notice of withdrawal must:
•
specify the name of the person having tendered the old notes to be withdrawn;

•
identify the old notes to be withdrawn and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC; and

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.
We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC for old notes, promptly after withdrawal, rejection of tender or termination of the exchange offers. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering” above at any time before expiration of the exchange offers.
A holder may provide notice of withdrawal to the exchange agent at its offices listed under “— Exchange Agent.”
Exchange Agent
U.S. Bank National Association has been appointed as the exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:
By Mail, Registered, Certified or Express Mail, or Overnight Courier:
U.S. Bank National Association
Corporate Trust Support Services
111 Fillmore Avenue East
St. Paul, MN 55107
Attention: Specialized Finance Department
(if by mail, registered or certified recommended)
By Facsimile:
(651) 466-7372
Attention: Specialized Finance
Confirm By Telephone:
(651) 466-7150
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.
Fees and Expenses
We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.
We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.
We will pay the cash expenses to be incurred in connection with the exchange offers, including the following:
•
SEC registration fees;

•
fees and expenses of the exchange agent and trustee;

•
our accounting and legal fees; and

•
our printing and mailing costs.

Accounting Treatment
We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offers.
Consequences of Failure to Tender
All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the applicable indentures. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offers will remain restricted securities. Accordingly, such old notes may be resold only:
•
to us (upon redemption thereof or otherwise);

•
pursuant to a registration statement which has been declared effective under the Securities Act;

•
for so long as the old notes are eligible for resale pursuant to Rule l44A, to a person the holder of the old notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A;

•
for so long as the old notes are eligible for resale pursuant to Regulation S of the Securities Act, in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, in each case if notice is given to purchasers that the transfer is being made in reliance on Regulation S; or

•
pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.
Upon completion of the exchange offers, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offers could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of old notes.
Information Regarding the Registration Rights Agreements
As noted above, we are effecting the exchange offers to comply with the registration rights agreements. The registration rights agreements requires us and the Subsidiary Guarantors to use our commercially reasonable best efforts:
•
to file a registration statement on an appropriate registration form with respect to registered offers to exchange the old notes for exchange notes;

•
to cause the registration statement to be declared effective;

•
to have such registration statement remain effective until 180 days after the last expiration date for an exchange;

•
to consummate the exchange offers within 30 days after the effective date of such registration statement and within 365 days after the original issue date of the old notes; and

•
to cause to become effective a shelf registration statement relating to offers and sales of the old notes under certain circumstances and to keep that shelf registration statement effective until the date on which the securities registered thereunder cease to constitute “registrable securities” as defined in the registration rights agreements.

The requirements described in the first three bullets above under the registration rights agreements will be satisfied when we complete the exchange offers.
In the event that (i) the exchange offers are not completed on or prior to the 365th day after the original issue date of the old notes, (2) a shelf registration statement is required and is not declared effective on or prior to the 365th day after the original issue date of the old notes or 90 days after a shelf registration demand is delivered, whichever is later, or (3) if applicable, a shelf registration statement covering offers and sales of the old notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable (in each case whether or not permitted by the registration rights agreements) at any time during the required effectiveness period (provided that, if such cessation is otherwise permitted by the registration rights agreements, this clause (3) will be satisfied only if such cessation to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period), then additional interest shall accrue on the principal amount of the old notes that are “registrable securities” at a rate of 0.25% per annum until the exchange offers are completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such old notes cease to be “registrable securities.”
Our obligations to register the exchange notes will terminate upon the completion of the exchange offers. However, under certain circumstances specified in the registration rights agreements, we may be required to file a shelf registration agreement for a continuous offer in connection with the old notes.

Certain U.S. Federal Income Tax Considerations
The following is a general discussion of certain U.S. federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offers, but it does not purport to be a complete analysis of all potential tax considerations. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, administrative rulings and published positions of the IRS, and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.
This discussion applies only to holders that are beneficial owners of old notes that purchased old notes in the initial offering at their original “issue price” (the first price at which a substantial amount of the old notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such old notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations that may be relevant to subsequent purchasers of old notes or exchange notes. This discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or status and it does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, broker-dealers, traders in securities that elect mark-to-market tax treatment, insurance companies, Subchapter S corporations, grantor trusts, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), real estate investment trusts, regulated investment companies, insurance companies, corporations treated as “personal holding companies,” United States expatriates, tax-exempt organizations, persons liable for the alternative minimum tax, U.S. holders that have a functional currency other than the United States dollar, “controlled foreign corporations,” “passive foreign investment companies” or persons who hold old notes as part of a straddle, hedge, conversion or other risk reduction transaction or integrated investment). This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds old notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding old notes should consult their tax advisors regarding the tax consequences to them of exchanging old notes for exchange notes in the exchange offers.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFERS. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFERS AS WELL AS THE APPLICATION OF ANY NON-INCOME TAX LAWS OR ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer
The exchange of old notes for exchange notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of exchange notes in the exchange offers, your basis in the exchange notes received in the exchange offers will be the same as your basis in the old notes surrendered in exchange therefor immediately before the exchange, and your holding period in the exchange notes will include your holding period in the old notes surrendered in exchange therefor.

Plan of Distribution
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer upon request for use in connection with any such resale until 180 days after the expiration date of the exchange offers.
We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
Pursuant to the registration rights agreement, we have agreed to pay certain expenses incident to the exchange offers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal Matters
The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Brownstein Hyatt Farber Schreck, LLP as to all matters governed by the laws of the State of Nevada and the State of Colorado, the opinion of Morris, Nichols, Arsht & Tunnell LLP as to all matters governed by the laws of the State of Delaware, the opinion of Perkins Coie LLP as to all matters governed by the laws of the State of Texas and the laws of the State of Washington, and the opinion of Stites & Harbison, PLLC as to all matters governed by the laws of the State of Tennessee.

Experts
The consolidated financial statements of Expedia Group appearing in Expedia Group’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Expedia Group’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Expedia Group management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Expedia Group, Inc.
EXCHANGE OFFERS FOR NEW NOTES SET FORTH BELOW
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR
ANY AND ALL CORRESPONDING OUTSTANDING OLD NOTES
SET FORTH OPPOSITE BELOW
New Notes	Old Notes
$500,000,000 3.600% Senior Notes due 2023 (CUSIP: 30212PBJ3)	$500,000,000 3.600% Senior Notes due 2023 (CUSIP: 30212PAZ8 and U3010DAK6)
$750,000,000 4.625% Senior Notes due 2027 (CUSIP: 30212PBK0)	$750,000,000 4.625% Senior Notes due 2027 (CUSIP: 30212PBB0 and U3010DAL4)
$1,000,000,000 2.950% Senior Notes due 2031 (CUSIP: 30212PBH7)	$1,000,000,000 2.950% Senior Notes due 2031 (CUSIP: 30212PBF1, 30212PBF1 and U3010DAM2)
PROSPECTUS
           , 2021

EXPEDIA GROUP, INC.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers
Expedia Group, Inc.
The registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the registrant, or by reason of the fact that he/she is or was a director or officer of the registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors of Expedia, Inc. The registrant’s bylaws include within this right to indemnification the right to be paid by the registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the registrant. From time to time, the registrant’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. The registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
The registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.
Subsidiary Guarantor Registrants
Colorado Corporation Guarantor — BedandBreakfast.com, Inc.
The articles of incorporation of BedandBreakfast.com, Inc. (“B&B”) provide that directors of B&B will not be personally liable to B&B or its shareholders for monetary damages for breach of fiduciary duty as a director, but that directors will remain liable to B&B and its shareholders for monetary damages for

(i) any breach of a director’s duty of loyalty to B&B or its shareholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any distribution that a director voted for or assented to (a) in violation of the articles of incorporation, or (b) if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, which liability will be for the amount of the distribution that exceeds what could have been distributed without violating subclauses (a) and (b) of this clause (iii), if it is established that in so voting or assenting, the director did not perform the director’s duties in good faith, with care, and in a manner that the director reasonably believed to be in the best interest of the corporation, or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.
B&B’s bylaws provide for indemnification of directors, officers, employees, fiduciaries and agents (“Proper Persons”) against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by such Proper Person in connection with any threatened, pending or completed action, suit or proceeding to which such Proper Person was or is a party or is threatened to be made a party by reason of the fact that such Proper Person is or was a director, officer, employee, fiduciary or agent of B&B, or is or was serving at the request of B&B as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, join venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan, if, subject to some exceptions, B&B’s board of directors, acting by majority vote at a meeting at which a quorum of disinterested directors of B&B is present, determine that the Proper Person conducted himself or herself in good faith and that the Proper Person reasonably believed (a) in the case of conduct in his or her official capacity with B&B, that his or her conduct was in B&B’s best interests, or (b) in all other cases (other than criminal cases), that the Proper Person’s conduct was at least not opposed to B&B’s best interests, or (c) in the case of any criminal proceeding, that the Proper Person had no reasonable cause to believe that his or her conduct was unlawful. Under B&B’s bylaws, no indemnification is to be made with respect to any claim, issue or matter in connection with a proceeding (i) by or in the right of B&B in which the Proper Person was adjudged liable to B&B, (ii) charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which the Proper Person was adjudged liable on the basis that the Proper Person derived an improper personal benefit, or (iii) against B&B in which the Proper Person is the plaintiff (except in any proceeding in which the Proper Person is seeking to enforce his or her rights to indemnification under B&B’s bylaws). Indemnification in connection with a proceeding by or in the right of B&B is limited under B&B’s bylaws to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. B&B shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding as to which the Proper Person was entitled to indemnification under B&B’s bylaws against expenses (including attorneys’ fees) reasonably incurred by the Proper Person in connection with the proceeding without the necessity of any action by B&B other than the determination in good faith that the defense has been wholly successful. B&B’s bylaws also provide that reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding may be paid by B&B to any Proper Person in advance of the final disposition of such action, suit or proceeding upon B&B’s receipt of (1) a written affirmation of such Proper Person’s good faith belief that he or she has met the standards of conduct required by B&B’s bylaws, (2) a written undertaking, executed personally or on the Proper Person’s behalf, to repay such advance if it is ultimately determined that he or she did not meet the prescribed standards of conduct, and (3) a determination is made, subject to some exceptions, by B&B’s board of directors, acting by majority vote at a meeting at which a quorum of disinterested directors of B&B is present, that the facts then known to B&B’s board of directors would not preclude indemnification. B&B’s bylaws permit B&B to purchase and maintain insurance in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of B&B, or who, while a director, officer, employee, fiduciary or agent of B&B, is or was serving at the request of B&B as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him or her in that capacity or arising out of his or her status as such, whether or not B&B would have the power to indemnify him or her against such liability under B&B’s bylaws or applicable law.
B&B is incorporated in the State of Colorado. Section 7-109-102 of the Colorado Business Corporation Act provides that a corporation may indemnify any person made a party to a proceeding, because the person is or was a director, against liability incurred in the proceeding if the person’s conduct was in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and, in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Section 7-109-102 of the Colorado Business Corporation Act also provides that a corporation may not indemnify a director under that section in connection with (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 7-109-102(1) of the Colorado Business Corporation Act) or (b) any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that the director derived an improper personal benefit. Indemnification permitted under Section 7-109-102 of the Colorado Business Corporation Act in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding. Section 7-109-103 of the Colorado Business Corporation Act provides that, unless limited by a corporation’s articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because the person was a director, against reasonable expenses incurred by such person in connection with the proceeding. The Colorado Business Corporation Act contains provisions regarding the advancement of expenses to directors, which provisions are substantially similar to the provisions of B&B’s bylaws covering the same.
Delaware Corporation Guarantors
Expedia Group Commerce, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Expedia Group Commerce, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the Delaware General Corporation Law, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers of the corporation; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of Expedia Group Commerce, Inc. Expedia Group Commerce, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Expedia Group Commerce, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.
Expedia LX Partner Business, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Expedia LX Partner Business, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the Delaware General Corporation Law, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers of the corporation. Expedia LX Partner Business, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Expedia LX Partner Business, Inc., to the full extent permitted by Delaware law.

HomeAway Software, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” HomeAway Software, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of HomeAway Software, Inc.; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of HomeAway Software, Inc. HomeAway Software, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the corporation is not required to indemnify a director or officer in certain circumstances as specified in the bylaws, including, (i) if such director or officer received payment under any insurance policy, statute or otherwise, (ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, (iii) for any reimbursement of the corporation by such director or officer of any bonus or incentive-based compensation or of any profits from the sale of securities of the corporation, (iv) for any proceeding initiated by such director or officer against the company unless the Board authorized the proceeding or (v) if prohibited by applicable law.
HomeAway.com, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” HomeAway.com, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of HomeAway.com, Inc.; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of HomeAway.com, Inc. HomeAway.com, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of HomeAway.com, Inc., to the full extent permitted by Delaware law; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of HomeAway.com, Inc.
Hotwire, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Hotwire, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors of the corporation. Hotwire, Inc.’s bylaws provide generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors and executive officers of the corporation; provided, that the corporation is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding is authorized by the corporation’s board of directors, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Delaware law or any other applicable law or (iv) such indemnification is required to be made under individual contracts with the corporation’s directors and executive officers.
Liberty Protein, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Liberty Protein, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director. Liberty Protein, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors, officers, employees or agents of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans if any such director, officer, employee or agent is serving at the request of Liberty Protein, Inc., to the fullest extent permitted by Delaware law; provided, however, that the corporation is not obligated to indemnify any director, officer, employee or agent in connection with a proceeding initiated by such person unless such proceeding was authorized by the board of directors of Liberty Protein, Inc.
Neat Group Corporation
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Neat Group Corporation’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Neat Group Corporation’s bylaws provide generally for mandatory indemnification of directors and officers so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.
O Holdings Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” O Holdings Inc.’s charter limits the personal liability of directors to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity if any such director or officer is serving at the request of O Holdings Inc., to the full extent permitted by Delaware law; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of O Holdings Inc. O Holdings Inc.’s bylaws refer to the charter of O Holdings Inc. for indemnification rights.
Orbitz Financial Corp.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz Financial Corp.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors and officers of the corporation, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz Financial Corp.; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Board of directors of Orbitz Financial Corp. Orbitz Financial Corp.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz Financial Corp., to the full extent permitted by Delaware law.
Orbitz For Business, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz For Business, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Orbitz For Business, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz For Business, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.
Orbitz, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Orbitz, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz For Business, Inc., and to the extent and in the manner provided in Section 145 of the Delaware General Corporation Law. The Orbitz, Inc. bylaws further provide that the extent, amount and eligibility for the indemnification provided therein would be made by the board of directors of Orbitz, Inc. and that the corporation will have the power to make further indemnification as provided in Section 145 of the Delaware General Corporation Law; provided, however, that indemnification shall not be made if a judgment or other final adjudication establishes that a director’s or officer’s actions or omissions to act were material to the cause of action so adjudicated and constitute a violation of the criminal law unless the director or officer has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; a transaction which the director or officer derived an improper personal benefit; in the case of a director, a circumstance under which the liability provisions of Section 145 of the Delaware General Corporation Law are applicable or willful misconduct or conscious disregard for the best interests of the corporation in proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of the shareholder.
Orbitz Worldwide, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz Worldwide, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors and officers of the corporation; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of Orbitz Worldwide, Inc. Orbitz Worldwide, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz Worldwide, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.
Trip Network, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Trip Network, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit.
Trip Network, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Trip Network, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.
VRBO Holdings, Inc.
For a description of Delaware law, see above under the heading “Expedia Group, Inc.” VRBO Holdings, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers of the corporation; provided, however, that except for proceedings to enforce rights to indemnification, the corporation is not obligated to indemnify any director or officer in connection with a proceedings initiated by such person unless such proceeding was authorized or consented to by the board of directors of VRBO Holdings, Inc. VRBO Holdings, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.
Delaware Limited Liability Company Guarantors
Higher Power Nutrition Common Holdings, LLC
Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company’s limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Higher Power Nutrition Common Holdings, LLC’s limited liability company agreement provides generally for mandatory indemnification of the member to the fullest extent permitted by law. Additionally, Higher Power Nutrition Common Holdings, LLC may, with the affirmative vote of the member, indemnify any officer, employee or agent of Higher Power Nutrition Common Holdings, LLC or any manager, member, owner, officer, employee or agent of the member to the same extent as Higher Power Nutrition Common Holdings, LLC is obligated to provide indemnification to the member.
Interactive Affiliate Network, LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
Interactive Affiliate Network, LLC’s limited liability company agreement contains no standards or restrictions or other provisions addressing indemnification.
LEMS I LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
LEMS I LLC’s limited liability company agreement provides that none of the manager or any director or officer of the company shall be liable to the company or to any member for any act or omission performed or omitted by such manager, director or officer in their capacity as a manager, director or officer; provided, that such act or omission does not constitute willful misconduct or knowing violation of law. LEMS I LLC’s limited liability company agreement provides generally for mandatory indemnification of the members, the manager and the directors and officers of the company including managers, directors, officers, members, employees or agents of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans if any such manager, director, officer, member, employee or agent is serving at the request of LEMS I LLC.

LEXE Marginco, LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
LEXE Marginco, LLC’s limited liability company agreement provides generally for mandatory indemnification of the member and any members, managers, stockholders, officers, directors, employees or agents of the member for any act performed or omitted to be performed in connection with the business of the company; provided, that none of the member nor any members, managers, stockholders, officers, directors, employees or agents of the member shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.
LEXEB, LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
LEXEB, LLC’s limited liability company agreement provides generally for mandatory indemnification to the manager and each officer to the fullest extent permitted by law.
Orbitz Away LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.” Orbitz Away LLC’s limited liability company agreement provides that neither the member nor any officers or directors of the member shall be liable to the company or any other person for any act or omission taken or omitted in good faith by such director or officer and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such director or officer by the limited liability company agreement; provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence. Orbitz Away LLC’s limited liability company agreement provides generally for mandatory indemnification of the member and its directors and officers except with respect to any claim, issue or matter where the member or any of its directors or officers is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.
Orbitz, LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
Orbitz, LLC’s limited liability company agreement generally limits the liability of the directors and officers of the member and the officers of the company, and provides generally for mandatory indemnification of such person, unless there is a judgment or other final adjudication that establishes that (i) the indemnified party’s acts were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) were not reasonably believed to be in or not opposed to the best interests of the company.
Orbitz Travel Insurance Services, LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
Orbitz Travel Insurance Services, LLC’s limited liability company agreement contains no standards or restrictions or other provisions addressing indemnification.
Orbitz Worldwide, LLC
For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”
Orbitz Away LLC’s limited liability company agreement provides that neither the member nor any officers or directors of the member or the company shall be liable to the company or any other person for any act or omission taken or omitted in good faith by such member, director or officer and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such member, director or officer by the limited liability company agreement; provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence. Orbitz Worldwide, LLC’s limited liability company agreement provides generally for mandatory indemnification of the member and its directors and officers and officers and directors of the company except with respect to any claim, issue or matter where the member or any of its directors or officers is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.
Delaware Limited Partnership Guarantor — EAN.com, LP
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership, subject to such standards and restrictions, if any, as are set forth in such limited partnership’s limited partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. EAN.com, LP’s agreement of limited partnership generally requires indemnification of partners, officers, employees and other representatives of EAN.com, LP and any manager, member of any executive committee of any partner, officer, director, employee, administrator, trustee, general or limited partner of any partner, shareholder, member, beneficiary or other holder of an equity interest of any partner or officer, director, employee or other authorized representative of any of the foregoing or any of their affiliates to the full extent permitted by Delaware law. This indemnification specifically includes losses, claims, damages and liabilities arising from any act or failure to act by such indemnitee which is attributable, in whole or in part, to the negligence of such indemnitee of any of its affiliates.
Nevada Corporation Guarantors — CarRentals.com, Inc.; WWTE, Inc.
Section 78.7502(1) of the Nevada Revised Statutes permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 78.7502(2) of the Nevada Revised Statutes permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.752(1) of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses. CarRentals.com, Inc.’s Articles of Incorporation provide for indemnification to the fullest extent permitted by Nevada law. WWTE, Inc.’s Bylaws provide for indemnification to the fullest extent permitted by Nevada law. WWTE’s Articles and Bylaws both provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.
Nevada Limited Liability Company Guarantors — Egencia LLC; Travelscape, LLC
Section 86.411 of the Nevada Revised Statutes permits indemnification (in a proceeding other than by the company) of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 86.421 of the Nevada Revised Statutes permits indemnification (in a proceeding by or in the right of the company) of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Section 86.421 of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 86.461(1) of the Nevada Revised Statutes allows a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses. Egencia LLC’s operating agreement and Travelscape, LLC’s operating agreement require indemnification to the fullest extent permitted by Chapter 86 of the Nevada Revised Statutes of the member, any other person designated by the member as a covered person, or any person who at the time of the act or omission in question was a member or a person designated by a member as a covered person.
New York Limited Liability Company Guarantor — HRN 99 Holdings, LLC
Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s operating agreement entitles a manager or member, to the full extent permitted by applicable law, to indemnification from the company for any loss, damage or claim incurred by such manager or member by reason of any act or omission performed or omitted to be performed by such manager or member in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or member by the company’s operating agreement, except that no manager or member will be indemnified in respect of any loss, damage or claim incurred by such manager or member by reason of willful misconduct with respect to such acts or omissions.
Tennessee Corporation Guarantor — OWW Fulfillment Services, Inc.
OWW Fulfillment Services, Inc. (“OWW”) is incorporated in the State of Tennessee. T.C.A. §48-18-502 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred if: (1) the individual’s conduct was in good faith; (2) the individual reasonably believed (a) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (b) In all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; provided,however, a corporation may not indemnify a director (x) in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation; or (y) in connection with a proceeding charging the director with receiving improper personal benefit in which the director was found liable.
T.C.A §48-18-503 provides, unless limited by the corporate charter, mandatory indemnification of reasonable expenses of a director who prevails in a proceeding in which the director is a party because of his current or prior status as a director.
T.C.A. §48-18-504 provides a corporation may pay reasonable expenses of a director if (1) the director provides a good faith affirmation that the director has complied with T.C.A. §48-18-502; (2) the director agrees in writing to repay the advance if it is ultimately determined the director was not entitled to indemnification; and (3) the parties deciding to pay the expenses make the determination that indemnification is not precluded.
T.C.A. §48-18-507, unless provided otherwise by the corporate charter, extends certain indemnification rights of directors to officers, employees and agents of the corporation.
Texas Limited Partnership Guarantor — Hotels.com, L.P.
Hotels.com, L.P.’s agreement of limited partnership, as amended, requires it to indemnify, to the fullest extent permitted by law, each general partner, its affiliates and their respective officers, directors, partners, employees and agents against all losses, costs, liabilities, damages and expenses (including fees and disbursements of counsel) that any of them may incur as a general partner or in performing the obligations of the general partner, but excluding any such items incurred as a result of something for which the general partner is liable as a result of the failure to satisfy its standards of performance under the agreement of limited partnership, which generally require the general partner to perform its duties in good faith and in the best interests of the partnership and to devote such time and effort as is reasonably necessary to manage the limited partnership prudently. Hotels.com, L.P.’s agreement of limited partnership, as amended, further requires it to advance to each such person expenses associated with the defense of any related action.
Chapter 8 of the Texas Business Organizations Code (the “TBOC”) requires a limited partnership to indemnify a general partner, former general partner or delegate against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a general partner or delegate if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. For purposes of Chapter 8 of the TBOC, a “delegate” of a limited partnership is a person who, while serving as general partner of the limited partnership, is or was serving at the request of the limited partnership as a representative of another organization.
Chapter 8 of the TBOC permits a limited partnership to indemnify a general partner, former general partner or delegate that was, is or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited partnership’s best interest and, in any other case, that such person’s conduct was not opposed to the limited partnership’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of such expenses is reasonable.
Under Chapter 8 of the TBOC, indemnification of a person that is found liable to the limited partnership or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by such person in the proceeding, (2) does not include a judgment, a penalty, a fine or an excise or similar tax and (3) may not be made in relation to a proceeding in which such person has been found liable for (a) willful or intentional misconduct in the performance of such person’s duty to the limited partnership, (b) breach of such person’s duty of loyalty owed to the limited partnership, or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited partnership.
Chapter 8 of the TBOC permits a limited partnership to pay or reimburse reasonable expenses incurred by a present general partner or delegate who was, is or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited partnership receives (1) a written affirmation by the general partner of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.
Chapter 8 of the TBOC permits a limited partnership to indemnify and advance expenses to persons other than a general partner, including officers, employees or agents, as provided by the limited partnership’s agreement of limited partnership, action of the general partner or contract, among other means.
Chapter 8 of the TBOC provides that a written partnership agreement of a limited partnership may restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person under such Chapter 8 of the TBOC.
Chapter 8 of the TBOC permits a limited partnership to purchase or procure or establish and maintain insurance or other arrangements to indemnify and hold harmless its general partners, former general partners, delegates, officers, employees and agents against any liability (1) asserted against and incurred by such person in that capacity or (2) arising out of the person’s status in that capacity, without regard to whether the limited partnership otherwise would have the power to indemnify such person against that liability under Chapter 8 of the TBOC.
Texas Limited Liability Company Guarantor — Hotels.com GP, LLC
Hotels.com GP, LLC’s articles of organization, as amended, expressly empower the company (1) to indemnify persons to the fullest extent permitted by Section 101.402 of the TBOC and (2) to purchase insurance as the company deems necessary or appropriate. Hotels.com GP, LLC’s articles of organization further provide that such power is cumulative of powers and rights under law, contract or otherwise.
Section 101.402 of the TBOC provides that a limited liability company may (1) indemnify a person, (2) pay in advance or reimburse expenses incurred by a person, and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. Section 101.402 of the TBOC further provides that, for such purposes, “person” includes, among others, a member, manager or officer of a limited liability company.

Hotels.com GP, LLC’s amended and restated limited liability company agreement requires it to indemnify, to the fullest extent permitted by the TBOC (as it existed upon the adoption of the amended and restated limited liability company agreement on December 11, 2018 or as thereafter amended to the extent such amendment permits the company to provide broader indemnification rights), each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a member or manager of the company or, while a member or manager, is or was serving at the request of the company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such proceeding. Hotels.com GP, LLC’s amended and restated limited liability company agreement further expressly provides that rights to indemnification under the amended and restated limited liability company agreement include the right to be paid or reimbursed by the company the reasonable expenses incurred by an indemnifiable person who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification, but only upon delivery to the company of (1) a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.
Chapter 8 of the TBOC does not apply to a limited liability company unless the governing documents of the company adopt such provisions. Under Chapter 8 of the TBOC, the governing documents of a limited liability company are not required to adopt the provisions of Chapter 8 of the TBOC and may contain other provisions relating to indemnification, advancement of expenses and insurance. The indemnification, including advancement of expenses, set forth in Hotels.com GP, LLC’s amended and restated limited liability company agreement is expressly limited to indemnification permitted by the TBOC.
Hotels.com GP, LLC’s amended and restated limited liability company agreement permits the company to indemnify and advance expenses to (1) a manager, employee or agent of the company, to the same extent and subject to the same conditions under which it is obligated to indemnify and advance expenses to a member under the amended and restated limited liability company agreement, and (2) others who are or were serving at the request of the company as a partner, director, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another enterprise against liabilities asserted against such person and incurred by such person in such capacity or arising out of such person’s status as such a person, to the same extent that it may indemnify and advance expenses to a member under the Hotels.com GP, LLC’s amended and restated limited liability company agreement.
Hotels.com GP, LLC’s amended and restated limited liability company agreement permits the company to purchase and maintain insurance to protect any person who is or was serving as a member, officer, manager, employee or agent of the company or is or was serving at the request of the company as a manager, director, officer, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under its amended and restated limited liability company agreement.
Washington Corporation Guarantor — Expedia, Inc.
Washington Business Corporation Act (the “WBCA”) (see RCW 23B.08.320 and RCW 23B.08.500 through 23B.08.603) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where: (1) the individual acted in good faith; (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable for receiving improper personal benefit. Indemnification pursuant to RCW 23B.08.510 is limited to reasonable expenses incurred in connection with the proceeding. Pursuant to RCW 23B.08.520, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation. However, RCW 23B.08.560 permits a corporation, if authorized by its articles of incorporation or a bylaw or resolution adopted or ratified by the shareholders, to provide indemnification without regard to the limitations described above; provided that the corporation shall not indemnify a director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director adjudged to be in violation of the prohibition against unlawful distributions to shareholders, or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.
Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia (“Expedia (WA)”)) restated articles of incorporation, as amended, provide that generally the corporation’s directors shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director, to the full extent permitted by the WBCA.
Expedia (WA)’s bylaws generally provide that the directors and officers will be indemnified to the fullest extent authorized by the WBCA with respect to third-party actions, suits, investigations or proceedings; provided that any such person has met the applicable standard of conduct set forth in the WBCA. Expedia (WA)’s bylaws further provide that directors and officers will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia (WA)’s bylaws allow the corporation to pay all expenses incurred by a director or officer in defending any proceeding within the scope of the indemnification provisions in advance of its final disposition, upon an undertaking by such party to repay such expenses if it is ultimately determined that such party was not entitled to indemnity by the corporation. From time to time, Expedia (WA)’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia (WA) has policies of directors’ and officers’ liability insurance, which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia (WA) believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.
Washington Limited Liability Company Guarantor — Cruise, LLC
Section 25.15.038 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that eliminate or limit the personal liability of a member or manager to the limited liability company or its members or other persons bound by a limited liability company agreement for conduct as a member or manager; provided that such provisions do not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for unlawful distributions, or for any act or omission that constitutes a violation of the implied contractual duty of good faith and fair dealing. Section 25.15.041 of the Washington Limited Liability Company Act provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because such person is, or was, a member or a manager; provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager in connection with unlawful distributions.
Cruise, LLC’s operating agreement requires the company to indemnify its sole member for all costs, losses, liabilities and damages paid or accrued by such member, and to advance expenses incurred by the member, in connection with the business of the company to the fullest extent provided or allowed by the Washington Limited Liability Company Act.

Item 21.    Exhibits
Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Expedia Group, Inc. (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on December 4, 2019)
3.2	Amended and Restated By-Laws of Expedia Group, Inc., dated as of April 15, 2019 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on April 16, 2019)
4.1	Indenture, dated as of July 14, 2020, among Expedia Group, Inc., as Issuer, the Guarantors party thereto, and U.S. Bank National Association, as trustee, governing Expedia, Group Inc.’s 3.600% Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on July 15, 2020)
4.2	Indenture, dated as of July 14, 2020, among Expedia Group, Inc., as Issuer, the Guarantors party thereto, and U.S. Bank National Association, as trustee, governing Expedia, Group Inc.’s 4.625% Senior Notes due 2027 (incorporated herein by reference to Exhibit 4.2 of our Current Report on Form 8-K filed on July 15, 2020)
4.3	Indenture, dated as of March 3, 2021, among Expedia Group, Inc., as Issuer, the Guarantors party thereto, and U.S. Bank National Association, as trustee, governing Expedia, Group Inc.’s 2.950% Senior Notes due 2031 (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on March 3, 2021)
4.4	Form of 3.600% Senior Notes due 2023 (included in Exhibit 4.1)
4.5	Form of 4.625% Senior Notes due 2027 (included in Exhibit 4.2)
4.6	Form of 2.950% Senior Notes due 2031 (included in Exhibit 4.3)
5.1*	Legal Opinion of Wachtell, Lipton, Rosen & Katz
5.2*	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP
5.3*	Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP
5.4*	Legal Opinion of Stites & Harbison, PLLC
5.5*	Legal Opinion of Perkins Coie LLP
22.1	List of Guarantor Subsidiaries of Expedia Group, Inc. (incorporated herein by reference to Exhibit 22 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020)
23.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.2)
23.3*	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.3)
23.4*	Consent of Stites & Harbison, PLLC (contained in Exhibit 5.4)
23.5*	Consent of Perkins Coie LLP (contained in Exhibit 5.5)
23.6*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (included on signature pages attached hereto)
25.1*	Statement of Eligibility of U.S. Bank National Association, as trustee with respect to the Indenture, dated as of May 7, 2021
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery

*
Filed herewith

Item 22.    Undertakings
Each of the undersigned registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
EXPEDIA GROUP, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer, Vice Chairman and Director (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 7, 2021
/s/ Barry Diller Barry Diller	Chairman of the Board, Senior Executive and Director	May 7, 2021
/s/ Samuel Altman Samuel Altman	Director	May 7, 2021
/s/ Beverly Anderson Beverly Anderson	Director	May 7, 2021
/s/ Susan C. Athey Susan C. Athey	Director	May 7, 2021

Signature	Title	Date
/s/ Chelsea Clinton Chelsea Clinton	Director	May 7, 2021
/s/ Jon T. Gieselman Jon T. Gieselman	Director	May 7, 2021
/s/ Craig A. Jacobson Craig A. Jacobson	Director	May 7, 2021
/s/ Dara Khosrowshahi Dara Khosrowshahi	Director	May 7, 2021
/s/ Greg Mondre Greg Mondre	Director	May 7, 2021
/s/ Patricia Menendez Cambo Patricia Menendez Cambo	Director	May 7, 2021
/s/ David Sambur David Sambur	Director	May 7, 2021
/s/ Alexander von Furstenberg Alexander von Furstenberg	Director	May 7, 2021
/s/ Julie Whalen Julie Whalen	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
EXPEDIA, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer and Director (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
EAN.COM, LP
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
	HOTELS.COM GP, LLC, its Sole General Partner	May 7, 2021
By: /s/ Eric M. Hart Name: Eric M. Hart Title: Manager
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Manager
By: /s/ Michael S. Marron Name: Michael S. Marron Title: Manager

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
EGENCIA LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer and Manager (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer and Manager (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Manager	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Manager	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HOTELS.COM, L.P.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer & Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
HOTELS.COM GP, LLC, its Sole General Partner
	By: /s/ Eric M. Hart Name: Eric M. Hart Title: Manager	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Manager
By: /s/ Michael S. Marron Name: Michael S. Marron Title: Manager

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HOTELS.COM GP, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Manager
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Manager (Principal Executive Officer)	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Manager (Principal Financial Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Manager (Principal Accounting Officer)	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HOTWIRE, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HRN 99 HOLDINGS, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Manager
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Manager (Principal Executive Officer)	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Manager (Principal Financial Officer and Principal Accounting Officer)	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
INTERACTIVE AFFILIATE NETWORK, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Manager	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Manager	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
TRAVELSCAPE, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer and Manager (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer and Manager (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Manager	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Manager	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
CRUISE, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
	EXPEDIA, INC., its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
CARRENTALS.COM, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
WWTE, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Chief Legal Officer, Secretary and Director (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
BEDANDBREAKFAST.COM, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeff Hurst Jeff Hurst	President (Principal Executive Officer)	May 7, 2021
/s/ Patrick Thompson Patrick Thompson	Chief Financial Officer and Secretary (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
EXPEDIA LX PARTNER BUSINESS, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Chief Legal Officer, Secretary, and Director (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
VRBO HOLDINGS, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeff Hurst Jeff Hurst	President (Principal Executive Officer)	May 7, 2021
/s/ Patrick Thompson Patrick Thompson	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HOMEAWAY SOFTWARE, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeff Hurst Jeff Hurst	President (Principal Executive Officer)	May 7, 2021
/s/ Patrick Thompson Patrick Thompson	Chief Financial Officer and Secretary (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HOMEAWAY.COM, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeff Hurst Jeff Hurst	President (Principal Executive Officer)	May 7, 2021
/s/ Patrick Thompson Patrick Thompson	Chief Financial Officer, Secretary and Director (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Peter M. Kern Peter M. Kern	Director	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
NEAT GROUP CORPORATION
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
O HOLDINGS INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ FINANCIAL CORP.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ FOR BUSINESS, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Peter M. Kern Peter M. Kern	Chief Executive Officer (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
	ORBITZ, INC., its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ TRAVEL INSURANCE SERVICES, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
	ORBITZ, INC., its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ WORLDWIDE, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
ORBITZ WORLDWIDE, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Manager	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Manager	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
OWW FULFILLMENT SERVICES, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
TRIP NETWORK, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
EXPEDIA GROUP COMMERCE, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Robert J. Dzielak Robert J. Dzielak	Director	May 7, 2021
/s/ Michael Marron Michael Marron	Director	May 7, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
HIGHER POWER NUTRITION COMMON HOLDINGS, LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John T. Moodey John T. Moodey	President (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
	LIBERTY PROTEIN, INC., its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
LEMS I LLC
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Chief Legal Officer and Secretary (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
	EXPEDIA GROUP, INC., its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
LEXE MARGINCO, LLC
By: LEMS I LLC, its Sole Member
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Chief Legal Officer and Secretary of LEMS I LLC (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer of LEMS I LLC (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer of LEMS I LLC (Principal Accounting Officer)	May 7, 2021
	LEMS I LLC, its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
LEXEB, LLC
By: LEMS I LLC, its Sole Member
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Chief Legal Officer and Secretary of LEMS I LLC (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer of LEMS I LLC (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer of LEMS I LLC (Principal Accounting Officer)	May 7, 2021
	LEMS I LLC, its Sole Member	May 7, 2021
By: /s/ Robert J. Dzielak Name: Robert J. Dzielak Title: Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 7, 2021.
LIBERTY PROTEIN, INC.
By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Robert J. Dzielak his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Dzielak Robert J. Dzielak	Chief Legal Officer, Secretary and Director (Principal Executive Officer)	May 7, 2021
/s/ Eric M. Hart Eric M. Hart	Chief Financial Officer (Principal Financial Officer)	May 7, 2021
/s/ Lance A. Soliday Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2021
/s/ Michael S. Marron Michael S. Marron	Director	May 7, 2021